Exhibit 99.2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

National Commerce Corporation and subsidiaries

Birmingham, Alabama

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of National Commerce Corporation and subsidiaries (the “Company”), as of December 31, 2018 and 2017, and the related consolidated statements of earnings, comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2018, and the related notes to the consolidated financial statements (collectively, the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2003.

Atlanta, Georgia

March 4, 2019

NATIONAL COMMERCE CORPORATION

Consolidated Balance Sheets

December 31, 2018 and 2017

(In thousands, except share and per share data)

	December 31, 2018	December 31, 2017
Assets

Cash and due from banks	$50,628	36,246
Interest-bearing deposits with banks	166,502	199,042
Cash and cash equivalents	217,130	235,288
Investment securities held-to-maturity (fair value of $24,821 and $25,932 at December 31, 2018 and December 31, 2017, respectively)	25,045	25,562
Investment securities available-for-sale	187,516	85,834
Other investments	16,946	11,350
Mortgage loans held-for-sale	15,031	29,191
Loans, net of unearned income	3,317,965	2,138,058
Less: allowance for loan losses	18,176	14,985
Loans, net	3,299,789	2,123,073
Premises and equipment, net	86,658	52,455
Accrued interest receivable	10,348	6,157
Bank-owned life insurance	55,114	31,584
Other real estate	974	1,094
Deferred tax assets, net	13,005	12,041
Goodwill	249,812	113,394
Core deposit intangible, net	18,372	4,455
Other assets	9,748	6,198
Total assets	$4,205,488	2,737,676

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-bearing demand	$929,820	697,144
Interest-bearing demand	692,725	362,266
Savings and money market	1,315,337	951,846
Time	494,407	274,575
Total deposits	3,432,289	2,285,831
Federal Home Loan Bank advances	2,000	7,000
Securities sold under agreements to repurchase	18,851	-
Subordinated debt	37,235	24,553
Accrued interest payable	1,437	900
Other liabilities	16,618	19,434
Total liabilities	3,508,430	2,337,718

Commitments and contingencies

Shareholders’ equity:
Preferred stock, 250,000 shares authorized, no shares issued or outstanding	-	-
Common stock, $0.01 par value, 30,000,000 shares authorized, 20,762,084 and 14,788,436 shares issued and outstanding at December 31, 2018 and December 31, 2017, respectively	208	148
Additional paid-in capital	604,965	347,999
Retained earnings	86,433	43,989
Accumulated other comprehensive (loss) income	(2,203)	474
Total shareholders' equity attributable to National Commerce Corporation	689,403	392,610
Noncontrolling interest	7,655	7,348
Total shareholders' equity	697,058	399,958
Total liabilities and shareholders' equity	$4,205,488	2,737,676

See accompanying notes to consolidated financial statements.

NATIONAL COMMERCE CORPORATION

Consolidated Statements of Earnings

For the Years Ended December 31, 2018, 2017 and 2016

(In thousands, except per share data)

	2018	2017	2016
Interest and dividend income:
Interest and fees on loans	$162,332	104,194	71,225
Interest and dividends on taxable investment securities	5,654	2,627	1,813
Interest on non-taxable investment securities	751	783	802
Interest on interest-bearing deposits and federal funds sold	2,921	2,187	723
Total interest income	171,658	109,791	74,563
Interest expense:
Interest on deposits	19,205	8,530	6,127
Interest on Federal Home Loan Bank advances	190	283	294
Interest on securities sold under agreements to repurchase	121	1	-
Interest on subordinated debt	1,921	1,553	960
Total interest expense	21,437	10,367	7,381
Net interest income	150,221	99,424	67,182
Provision for loan losses	4,723	3,894	3,248
Net interest income after provision for loan losses	145,498	95,530	63,934
Noninterest income:
Service charges and fees on deposit accounts	4,372	2,711	2,019
Mortgage origination and fee income	7,864	11,529	6,975
Merchant sponsorship revenue	2,979	2,560	2,168
Income from bank-owned life insurance	1,225	855	810
Wealth management fees	73	47	49
Gain on other real estate, net	56	44	244
Gain (loss) on sale of investment securities available-for-sale	193	(91)	-
Other	2,519	2,056	1,691
Total noninterest income	19,281	19,711	13,956
Other expense:
Salaries and employee benefits	58,166	39,556	27,735
Commission-based compensation	6,955	6,855	4,091
Occupancy and equipment, net	8,994	6,209	4,640
Core deposit intangible amortization	4,249	1,455	756
Other operating expense	28,711	19,120	11,857
Total other expense	107,075	73,195	49,079
Earnings before income taxes	57,704	42,046	28,811
Income tax expense	12,791	20,071	9,394
Net earnings	44,913	21,975	19,417
Less: Net earnings attributable to noncontrolling interest	2,469	1,907	1,564
Net earnings attributable to National Commerce Corporation	$42,444	20,068	17,853

Basic earnings per common share	$2.26	1.45	1.64
Diluted earnings per common share	$2.21	1.41	1.61

See accompanying notes to consolidated financial statements.

NATIONAL COMMERCE CORPORATION

Consolidated Statements of Comprehensive Income

For the Years Ended December 31, 2018, 2017 and 2016

(In thousands)

	2018	2017	2016
Net earnings	$42,444	$20,068	17,853
Other comprehensive (loss) income, net of tax:
Unrealized (losses) gains on investment securities available-for-sale:
Unrealized (losses) gains arising during the period, net of tax of $(672), $44, $(160), respectively	(2,525)	82	(299)
Reclassification adjustment for (gains) losses included in net earnings, net of tax of $41 and $(32), in 2018 and 2017, respectively	(152)	59	-
Other comprehensive (loss) income	(2,677)	141	(299)
Comprehensive income	$39,767	$20,209	17,554

See accompanying notes to consolidated financial statements.

NATIONAL COMMERCE CORPORATION

Consolidated Statements of Changes in Shareholders’ Equity

For the Years Ended December 31, 2018, 2017 and 2016

(In thousands)

				Accumulated
		Additional		Other
	Common	Paid-in	Retained	Comprehensive	Noncontrolling
	Stock	Capital	Earnings	Income	Interest	Total
Balance, December 31, 2015	$108	202,456	6,152	548	7,372	216,636

Share-based compensation expense	-	1,226	-	-	-	1,226
Net earnings attributable to National Commerce Corporation	-	-	17,853	-	-	17,853
Reclassification for Delaware reincorporation		-		-	-	-
Exercise of stock options and issuance of performance shares	1	1,315	-	-	-	1,316
Tax benefit resulting from exercise of stock options and issuance of performance shares, net of adjustment	-	375	-	-	-	375
Net earnings attributable to noncontrolling interest	-	-	-	-	1,564	1,564
Distributions paid to noncontrolling interest	-	-	-	-	(1,627)	(1,627)
Share repurchase and retirement						-
Change in unrealized gain/loss on securities available-for-sale, net of tax	-	-	-	(299)	-	(299)

Balance, December 31, 2016	$109	205,372	24,005	249	7,309	237,044

Share-based compensation expense	-	1,684	-	-	-	1,684
Net earnings attributable to National Commerce Corporation	-	-	20,068	-	-	20,068
Exercise of stock options and issuance of performance shares	3	2,810	-	-	-	2,813
Net earnings attributable to noncontrolling interest	-	-	-	-	1,907	1,907
Distributions paid to noncontrolling interest	-	-	-	-	(1,868)	(1,868)
Sale of common stock, net of offering expenses of $103	11	38,692	-	-	-	38,703
Acquisition of Private Bancshares, Inc., net of offering expenses of $139	18	71,412	-	-	-	71,430
Acquisition of Patriot Bank, net of offering expenses of $55	7	28,029	-	-	-	28,036
Reclassification due to the effects of the Tax Cuts and Jobs Act of 2017	-	-	(84)	84	-	-
Change in unrealized gain/loss on securities available-for-sale, net of tax	-	-	-	141	-	141

Balance, December 31, 2017	$148	347,999	43,989	474	7,348	399,958

Share-based compensation expense	-	2,097	-	-	-	2,097
Net earnings attributable to National Commerce Corporation	-	-	42,444	-	-	42,444
Exercise of stock options, warrants and issuance of performance shares	3	2,157	-	-	-	2,160
Net earnings attributable to noncontrolling interest	-	-	-	-	2,469	2,469
Distributions paid to noncontrolling interest	-	-	-	-	(2,162)	(2,162)
Acquisition of FirstAtlantic Financial Holdings, Inc., net of offering expenses of $94	24	97,034	-	-	-	97,058
Acquisition of Premier Community Bank of Florida, net of offering expenses of $53	10	49,079	-	-	-	49,089
Acquisition of Landmark Bancshares, Inc., net of offering expenses of $83	23	106,599	-	-	-	106,622
Change in unrealized gain/loss on securities available-for-sale, net of tax	-	-	-	(2,677)	-	(2,677)

Balance, December 31, 2018	$208	604,965	86,433	(2,203)	7,655	697,058

See accompanying notes to consolidated financial statements.

NATIONAL COMMERCE CORPORATION

Consolidated Statements of Cash Flows

For the Years Ended December 31, 2018, 2017 and 2016

(In thousands)

	2018	2017	2016
Cash flows from operating activities:
Net earnings	$42,444	20,068	17,853
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for loan losses	4,723	3,894	3,248
Net earnings attributable to noncontrolling interest	2,469	1,907	1,564
Depreciation, amortization and accretion, net	(372)	(386)	1,065
Gain on sale of premises and equipment	(4)	8	7
Gain on ineffective portion of fair value hedge derivative	(8)	(48)	(45)
Change in mortgage loan derivative	289	(139)	(62)
Deferred tax expense	4,010	7,189	894
Excess tax benefit from share-based compensation	(1,058)	(799)	-
Gain on sale of investment securities available-for-sale	(193)	91	-
Share-based compensation expense	2,097	1,684	1,226
Income from bank-owned life insurance	(1,225)	(855)	(810)
Net gain on sale of other real estate	(56)	(44)	(244)
Other real estate write-downs	-	219	-
Change in (net of effect of business combinations):
Mortgage loans held-for-sale	14,161	10,810	(353)
Other assets and accrued interest receivable	(131)	(66)	386
Other liabilities and accrued interest payable	(9,303)	2,137	4,753
Net cash provided by operating activities	57,843	45,670	29,482
Cash flows from investing activities (net of effect of business combinations):
Proceeds from calls, maturities, and paydowns of securities available-for-sale	64,720	25,705	35,429
Proceeds from calls, maturities, and paydowns of securities held-to-maturity	687	900	997
Proceeds from sale of securities available-for-sale	154,708	22,240	1,494
Purchases of securities available-for-sale	(159,185)	(45,072)	(57,725)
Purchases of securities held-to-maturity	(500)	(250)	-
Proceeds from sale of other investments	488	-	693
Purchases of other investments	(4,336)	(3,078)	(2,337)
Net cash received in acquisitions	47,858	12,710	-
Net change in loans	(240,289)	(268,060)	(165,711)
Proceeds from sale of other real estate	1,136	2,309	2,622
Proceeds from death benefit of bank-owned life insurance	-	599	-
Investment in bank-owned life insurance	(3,200)	-	-
Proceeds from the sale of premises and equipment	652	2,342	225
Purchases of premises and equipment	(8,233)	(18,732)	(2,848)
Net cash used by investing activities	(145,494)	(268,387)	(187,161)
Cash flows from financing activities (net of effect of business combinations):
Net change in deposits	87,643	202,118	153,412
Proceeds from Federal Home Loan Bank advances	-	-	(15,000)
Repayment of Federal Home Loan Bank advances	(18,000)	-	-
Net change in other borrowings	94	(860)	-
Issuance of subordinated debt	-	-	25,000
Debt offering expenses	-	-	(533)
Cash distribution paid to noncontrolling interests	(2,162)	(1,868)	(1,627)
Proceeds from stock offering	-	38,806	-
Stock offering expenses	-	(103)	-
Stock offering expenses related to acquisition	(230)	(194)	-
Proceeds from exercise of options and warrants	2,149	2,813	1,263
Net cash (used) provided by financing activities	69,494	240,712	162,515
Net change in cash and cash equivalents	(18,158)	17,995	4,836
Cash and cash equivalents at beginning of the period	235,288	217,293	212,457
Cash and cash equivalents at end of the period	$217,130	235,288	217,293
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$21,394	10,351	7,179
Income taxes	$11,617	12,759	7,143
Non-cash investing and financing activities:
Change in unrealized (losses) gains on securities available-for-sale, net of tax	$(2,677)	141	(299)
Transfer of loans to other real estate	$721	488	481
Assets acquired and liabilities assumed in acquisitions:
Assets acquired in acquisitions	$1,318,959	507,404	-
Liabilities assumed in acquisitions	$1,113,817	420,453	-
Tax benefit resulting from exercise of stock options	$-	-	375

See accompanying notes to consolidated financial statements.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements

(amounts in tables in thousands, except share and per share data)

(1)	Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of National Commerce Corporation (the “Company”) and its wholly-owned banking subsidiary, National Bank of Commerce (“NBC” or the “Bank”) and wholly-owned non-banking subsidiary, National Commerce Risk Management, Inc., a captive insurance company used to insure certain corporate risks. The consolidated financial statements also include the accounts of NBC’s majority-owned subsidiary, CBI Holding Company, LLC (“CBI”), which owns Corporate Billing, LLC (“Corporate Billing”). Corporate Billing is a transaction-based finance company headquartered in Decatur, Alabama that provides factoring, invoicing, collection and accounts receivable management services to transportation companies and automotive parts and service providers nationwide. The Bank provides a full range of commercial and consumer banking services throughout Alabama, central and northeast Florida and the Atlanta, Georgia metropolitan area. NBC is primarily regulated by the Office of the Comptroller of Currency (the “OCC”) and is subject to periodic examinations by the OCC. The Company is regulated by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) and is also subject to periodic examinations by the Federal Reserve.

The accounting principles followed by the Company and the method of applying these principles conform with accounting principles generally accepted in the United States of America (“GAAP”) and with general practices within the banking industry. In preparing financial statements in conformity with GAAP, management is required to make estimates and assumptions that affect the reported amounts in the consolidated financial statements. Actual results could differ significantly from those estimates. Material estimates common to the banking industry that are particularly susceptible to significant change in the near term include, but are not limited to, the determination of the allowance for loan losses, the valuation of real estate acquired in connection with foreclosures or in satisfaction of loans, the fair value of purchase accounting adjustments, and valuation allowances associated with the realization of deferred tax assets, which are based on future taxable income.

Cash and Cash Equivalents

Cash equivalents include amounts due from banks, interest-bearing deposits with the Federal Reserve Bank of Atlanta (“FRB”), the Federal Home Loan Bank (“FHLB”) and correspondent banks, and federal funds sold. Generally, federal funds are sold for one-day periods. The Company is required to maintain certain average reserve balances with the FRB or in cash. At December 31, 2018 and 2017, the Company’s reserve requirement (net of vault cash) was approximately $37,840,000 and $16,452,000, respectively.

Investment Securities

The Company classifies its securities in one of three categories: trading, available-for-sale or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities that the Company has the ability and intent to hold until maturity. All securities not included in trading or held-to-maturity are classified as available-for-sale. At December 31, 2018, securities classified as held-to-maturity totaled $25,045,000, and available-for-sale securities totaled $187,516,000. At December 31, 2017, securities classified as held-to-maturity totaled $25,562,000, and available-for-sale securities totaled $84,834,000. No securities were classified as trading securities as of either date.

Available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on securities available-for-sale are excluded from earnings and are reported as a separate component of shareholders’ equity until realized. Transfers of securities between categories are recorded at fair value at the date of transfer.

Management evaluates investment securities for other-than-temporary impairment on a quarterly basis. A decline in the market value of any investment below cost that is deemed other-than-temporary is charged to earnings for the decline in value deemed to be credit-related, and a new cost basis in the security is established. The decline in value attributed to non-credit-related factors is recognized in other comprehensive income.

Premiums and discounts are amortized or accreted over the life of the related securities as adjustments to the yield. Realized gains and losses are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

Other Investments

Other investments include FRB stock, FHLB stock and other investments that do not have a readily determinable market value. These investments are carried at cost, which approximates fair value.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

Loans and Allowance for Loan Losses

Loans are stated at the principal amount outstanding, net of the allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding.

Nonrefundable loan fees and costs incurred for loans are deferred and recognized in income over the life of the loans.

A loan is considered impaired when, based on current information and events, it is probable that all amounts due according to the contractual terms of the loan agreement will not be collected. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, at the loan’s observable market price, or at the fair value of the collateral of the loan if the loan is collateral-dependent. Accrual of interest is discontinued on a loan when management believes, after considering economic and business conditions and collection efforts, that the borrower’s financial condition is such that collection of interest is doubtful. When a loan is placed on non-accrual status, previously accrued and uncollected interest is charged to interest income on loans. Generally, payments on non-accrual loans are applied to principal. When a borrower has demonstrated the capacity to service the debt for a reasonable period of time, management may elect to resume the accrual of interest on the loan.

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. The allowance represents an amount that, in management’s judgment, will be adequate to absorb probable losses on existing loans that may become uncollectible.

Management’s judgment in determining the adequacy of the allowance is based on evaluations of the collectibility of loans. These evaluations take into consideration such factors as changes in the nature and volume of the loan portfolio, current economic conditions that may affect the borrower’s ability to pay, overall portfolio quality, and review of specific problem loans.

Management believes that the allowance for loan losses is adequate. While management uses available information to recognize losses on loans, future additions to the allowance may be necessary based on changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination processes, periodically review the Company’s allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance based on judgments different than those of management.

Transfers of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Company (i.e., put presumptively beyond the reach of the transferor and its creditors, even in bankruptcy or other receivership), (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets, and (3) the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity or the ability to unilaterally cause the holder to return specific assets.

Mortgage Loans Held-for-Sale

Prior to the year ended December 31, 2016, mortgage loans held-for-sale were carried at the lower of cost or market value, and all mortgage loans were delivered on a “best efforts” basis. During the year ended December 31, 2016, the Company began to enter into mandatory delivery of a portion of its residential mortgage loans originated for sale in the secondary market.

In connection with mandatory delivery, the Company elected to record its mortgage loans held-for-sale at fair value. The fair value of committed residential loans held-for-sale is determined by outstanding commitments from investors, and the fair value of uncommitted loans is based on the current delivery prices in the secondary mortgage market. To mitigate the interest rate risk associated with mandatory delivery, the Company enters into forward commitments to sell mortgage-backed securities and records the change in fair value of these derivatives through income.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

Premises and Equipment

Premises and equipment are stated at cost less accumulated depreciation. Major additions and improvements are charged to the property accounts, while replacements, maintenance, and repairs that do not improve or extend the life of the respective assets are expensed currently. When property is retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and the resulting gain or loss, if any, is recognized. Depreciation expense is computed using the straight-line method over the following estimated useful lives:

	Useful Life
	(in years)
Building and improvements	10	-	40
Furniture and equipment	5	-	10
Leasehold improvements	Various
Computer equipment	3	-	5

Other Real Estate and Repossessed Assets

Other real estate represents properties acquired through or in lieu of loan foreclosure and is initially recorded at fair value less estimated disposal costs. Costs of improvements are capitalized, whereas costs relating to holding other real estate and valuation adjustments are expensed. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from other real estate.

Business Combinations

The Company accounts for business combinations under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations. The Company recognizes the full fair value of the assets acquired and liabilities assumed and immediately expenses transaction costs. There is no separate recognition of the acquired allowance for loan losses on the acquirer’s balance sheet, as credit-related factors are incorporated directly into the fair value of the net tangible and intangible assets acquired. If the amount of consideration exceeds the fair value of assets purchased less the fair value of liabilities assumed, goodwill is recorded. Alternatively, if the amount by which the fair value of assets purchased exceeds the fair value of liabilities assumed and consideration paid, a gain is recorded. Fair values are subject to refinement for up to one year after the closing date of an acquisition as additional information affecting closing date fair values becomes available. Results of operations of the acquired business are included in the statement of income from the effective date of the acquisition. Additional information regarding acquisitions is provided in Note 2.

Goodwill and Intangible Assets

Goodwill represents the excess of cost over the fair value of the net assets purchased in business combinations. Goodwill is required to be tested annually for impairment or whenever events occur that may indicate that the recoverability of the carrying amount is not probable. In the event of an impairment, the amount by which the carrying amount exceeds the fair value is charged to earnings. The Company performs an annual test of impairment in the fourth quarter of each year.

Intangible assets consist of core deposit premiums acquired in connection with business combinations and are based on the established value of acquired customer deposits. The core deposit premium is initially recognized based on a valuation performed as of the consummation date and is amortized over an estimated useful life of three to ten years. Amortization periods are reviewed annually in connection with the annual impairment testing of goodwill.

Purchased Loans

Purchased loans acquired in a business combination are recorded at estimated fair value on their purchase date. Pursuant to ASC 310-30, Loans and Debt Securities with Deteriorated Credit Quality, when the loans have evidence of credit deterioration since origination and it is probable at the date of acquisition that the Company will not collect all contractually required principal and interest payments, the difference between contractually required payments at acquisition and the cash flows expected to be collected at acquisition is referred to as the non-accretable difference. The Company must estimate expected cash flows at each reporting date. Subsequent decreases to the expected cash flows will generally result in a provision for loan losses. Subsequent increases in expected cash flows result in a reversal of the provision for loan losses to the extent of prior provisions and an adjustment to accretable discount if no prior provisions have been made. This increase in accretable discount has a positive impact on interest income.

In determining the initial fair value of purchased loans without evidence of credit deterioration at the date of acquisition, management includes an adjustment to reflect an appropriate market rate of interest given the risk profile and grade assigned to each loan. This adjustment is accreted into earnings as a yield adjustment, using the effective yield method, over the remaining life of each loan.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In the event that the future tax consequences of differences between the financial reporting bases and the tax bases of the assets and liabilities result in deferred tax assets, an evaluation of the probability of realizing the future benefits indicated by such asset is required. A valuation allowance is provided for the portion of the deferred tax asset when it is more likely than not that some portion or all of the deferred tax asset will not be realized. In assessing the realizability of the deferred tax assets, management considers the scheduled reversals of deferred tax liabilities, projected future taxable income and tax planning strategies.

The Company currently evaluates income tax positions judged to be uncertain. A loss contingency reserve is accrued if: (1) it is probable that the tax position will be challenged, (2) it is probable that the future resolution of the challenge will confirm that a loss has been incurred, and (3) the amount of such loss can be reasonably estimated.

Derivative Financial Instruments and Hedging Activities

In the normal course of business, the Company enters into derivative contracts to manage interest rate risk by modifying the characteristics of the related balance sheet instruments in order to reduce the adverse effect of changes in interest rates.

All derivatives are recognized on the balance sheet at their value in accordance with ASC 815, Accounting for Derivative Instruments and Hedging Activities. On the date that the derivative contract is entered into, the Company designates the derivative as a hedge of fair value of a recognized asset or liability or of an unrecognized firm commitment. Changes in the fair value of a derivative that are highly effective, and that are designated and qualify as a fair value hedge, along with the loss or gain on the hedged asset or liability that is attributable to the hedged risk (including gains or losses on firm commitments), are recorded in current-period earnings.

The Company formally documents all relationships between hedging instruments and hedged items, as well as its risk-management objective and strategy for undertaking various hedged transactions. This process includes linking all derivatives that are designated as fair value hedges to specific assets and liabilities on the balance sheet. The Company also formally assesses, both at the hedge’s inception and on an ongoing basis, whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in fair values of hedged items. When it is determined that a derivative is not highly effective as a hedge, the Company discontinues hedge accounting prospectively, as discussed below.

The Company discontinues hedge accounting prospectively when (1) it is determined that the derivative is no longer effective in offsetting changes in the fair value of a hedged item; (2) the derivative expires or is sold, terminated or exercised; (3) a hedged firm commitment no longer meets the definition of a firm commitment; or (4) management determines that designation of the derivative as a hedge instrument is no longer appropriate.

When hedge accounting is discontinued because it is determined that the derivative no longer qualifies as an effective fair value hedge, the derivative will continue to be carried on the balance sheet at its fair value, and the hedged asset or liability will no longer be adjusted for changes in fair value. When hedge accounting is discontinued because the hedged item no longer meets the definition of a firm commitment, the derivative will continue to be carried on the balance sheet at its fair value, and any asset or liability that was recorded pursuant to recognition of the firm commitment will be removed from the balance sheet and recognized as a gain or loss in current-period earnings. In all other situations in which hedge accounting is discontinued, the derivative will be carried at its fair value on the balance sheet, with changes in its fair value recognized in current-period earnings.

Mortgage Banking Derivative Commitments

In connection with its mortgage banking activities, the Company enters into loan commitments to fund residential mortgage loans at specified interest rates and within a specified period of time, generally up to 60 days from the time of the rate lock. A loan commitment related to a loan that will be held for sale upon funding is a derivative instrument under ASC 815, Derivatives and Hedging, which must be recognized at fair value on the consolidated balance sheet in other assets and other liabilities, with changes in its value recorded in income from mortgage banking operations.

To hedge the exposure of changes in interest rates impacting the fair value of loans held for sale and related loan commitments, the Company will enter into forward sales commitments with its secondary market investors at the time that a loan commitment is granted to lock in the ultimate sale and price of the loan. These commitments are generally on a best-efforts basis. Accordingly, our sales commitment derivative instruments are not considered material. For the loans that are mandatory delivery, in order to mitigate interest rate risk, the Company enters into forward commitments to sell mortgage-backed securities and records the change in fair value of these derivatives through income.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

As of December 31, 2018 and 2017, the fair value of the Company’s interest rate lock commitment derivatives was approximately $523,000 and $528,000, respectively, and is included in other assets in the accompanying consolidated balance sheets. The Company recognized (loss) income relating to interest rate lock commitment derivatives of $(5,000), $66,000 and $62,000 during the years ended December 31, 2018, 2017 and 2016, respectively. These amounts are included in mortgage origination and fee income in the consolidated statements of earnings.

Operating Segments

Operating segments are components of a business about which separate financial information is available and evaluated regularly by the chief operating decision maker in deciding how to allocate resources and assessing performance. Public companies are required to report certain financial information about operating segments in interim and annual financial statements. The Company’s retail and commercial banking operations are divided among geographic regions and local community markets within those regions. Those regions and markets have similar economic characteristics and are therefore considered to be one operating segment.

Additionally, management assessed other operating divisions to determine if they should be classified and reported as segments. These divisions include the mortgage and receivables factoring divisions. Each was assessed for separate reporting on both a qualitative and a quantitative basis in accordance ASC 280, Segment Reporting. Qualitatively, the mortgage division operates in the same footprint as our retail and commercial banking operations. However, the chief operating decision maker does have profitability, performance and other measures that allow him to analyze the performance on a stand-alone basis.  The receivables factoring division operates independently as a wholly-owned subsidiary of the Bank. Therefore, the financial results are distinct and separate from the retail and commercial bank operations and the mortgage division.

Based on this analysis, the Company has concluded that it has three operating and reportable segments, which are retail and commercial banking, mortgage division and the receivables factoring division.

Stock-Based Compensation

The Company accounts for its stock-based compensation plans using a fair value-based method of accounting, whereby compensation cost is measured at the grant date based on the value of the award and is recognized over the service period, which is usually the vesting period.

Accumulated Other Comprehensive Income

At December 31, 2018, 2017 and 2016, accumulated other comprehensive income consisted of net unrealized gains on investment securities available-for-sale.

Net Earnings per Common Share

Basic earnings per common share is computed by dividing net income by the weighted-average number of shares of common stock outstanding during the year. Diluted earnings per common share are computed by dividing net income by the sum of potential common shares that are dilutive plus the weighted-average number of shares of common stock outstanding. Anti-dilutive potential common shares (options) are excluded from the diluted earnings per share computation. During 2018, 2017 and 2016, there were no anti-dilutive potential common shares.

The reconciliation of the components of basic and diluted earnings per share is as follows:

	2018	2017	2016
Net earnings available to common shareholders	$42,444	20,068	17,853

Weighted average common shares outstanding	18,753,066	13,800,595	10,886,092
Dilutive effect of stock options and warrants	238,364	200,521	111,374
Dilutive effect of directors' deferred shares	57,287	37,229	20,471
Dilutive effect of performance share awards	181,473	155,088	76,050
Diluted common shares	19,230,190	14,193,433	11,093,987

Basic earnings per common share	$2.26	1.45	1.64
Diluted earnings per common share	$2.21	1.41	1.61

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

Reclassifications

Certain 2017 and 2016 amounts have been reclassified to conform to the presentation used in 2018. These reclassifications had no material effect on the operations, financial condition or cash flows of the Company.

Recently Issued Accounting Pronouncements

In August 2018, the FASB issued Accounting Standards Update (“ASU”) 2018-13, “Fair Value Measurement (Topic 820): Disclosure Framework – Changes to the Disclosure Requirements for Fair Value Measurement.”  This ASU eliminates, adds and modifies certain disclosure requirements for fair value measurements. Among the changes, entities will no longer be required to disclose the amount of and reasons for transfers between Level 1 and Level 2 of the fair value hierarchy; however, entities will be required to disclose the range and weighted average used to develop significant unobservable inputs for Level 3 fair value measurements. ASU No. 2018-13 is effective for interim and annual reporting periods beginning after December 15, 2019; early adoption is permitted. Entities are also allowed to elect early adoption of the eliminated or modified disclosure requirements and delay adoption of the new disclosure requirements until their effective date. As ASU No. 2018-13 only revises disclosure requirements, it will not have a material impact on the Company’s consolidated financial statements.

In February 2018, the FASB issued ASU 2018-02, “Income Statement – Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income.” ASU 2018-02 was issued to address the income tax accounting treatment of the stranded tax effects within other comprehensive income due to the prohibition of backward tracing due to an income tax rate change that was initially recorded in other comprehensive income. This issue arose as a result of the enactment of the Tax Cuts and Jobs Act on December 22, 2017, which changed the Company’s federal income tax rate from 35% to 21%. Specifically, this ASU changed current accounting whereby an entity may elect to reclassify the stranded tax effect from accumulated other comprehensive income to retained earnings. The ASU is effective for periods beginning after December 15, 2018, although early adoption is permitted. The Company elected to early adopt this standard and accordingly reclassified $84,000 that was stranded in accumulated other comprehensive income to retained earnings as of December 31, 2017.

In August 2017, the FASB issued ASU 2017-12, “Targeted Improvements to Accounting for Hedging Activities.”  This ASU simplifies and expands the eligible hedging strategies for financial and nonfinancial risks by more closely aligning hedge accounting with a company’s risk management activities, and also simplifies the application of Topic 815, Derivatives and Hedging, through targeted improvements in key practice areas.  This includes expanding the list of items eligible to be hedged and amending the methods used to measure the effectiveness of hedging relationships.  In addition, the ASU prescribes how hedging results should be presented and requires incremental disclosures.  These changes are intended to allow preparers more flexibility and to enhance the transparency of how hedging results are presented and disclosed.  Further, the ASU provides partial relief on the timing of certain aspects of hedge documentation and eliminates the requirement to recognize hedge ineffectiveness separately in earnings in the current period.  The ASU is effective for years beginning after December 15, 2018, and interim periods within those years.  The Company does not expect the impact of adoption of this ASU to be material.

In May 2014, the FASB issued ASU 2014-09, Revenue From Contracts With Customers (Topic 606). The amendments in this ASU affect any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of nonfinancial assets unless those contracts are within the scope of other standards (e.g., insurance contracts or lease contracts). This ASU will supersede the revenue recognition requirements in Topic 605, Revenue Recognition, and most industry-specific guidance, and creates a Topic 606, Revenue from Contracts with Customers. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The ASU allows for either full retrospective or modified retrospective adoption. In August 2015, the FASB issued ASU 2015-14, Revenue From Contracts With Customers (Topic 606): Deferral of the Effective Date. This ASU deferred the effective date of ASU 2014-09, Revenue From Contracts With Customers (Topic 606), by one year. The new guidance is effective for interim and annual reporting periods beginning after December 15, 2017. The Company’s revenue has been more significantly weighted towards net interest income on financial assets and liabilities, which is explicitly excluded from the scope of the new standard, and noninterest income has not been as significant. The Company is continuing to assess its revenue streams and review its contracts with customers that are potentially affected by the new guidance, including fees on deposits, gains and losses on the sale of other real estate owned, credit and debit card interchange fees, and credit card revenue, to determine the potential impact the new guidance is expected to have on the Company’s consolidated financial statements. However, the Company’s revenue recognition pattern for these revenue streams is not expected to change materially from current practice. In addition, the Company continues to follow implementation issues specific to financial institutions, which are still under discussion by the FASB’s Transition Resource Group. The Company adopted the ASU on January 1, 2018 utilizing the modified retrospective approach, and the adoption did not have a material impact on the Company’s consolidated financial statements.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

In January 2016, the FASB issued ASU 2016-01, Financial Instruments Overall (Topic 825): Recognition and Measurement of Financial Assets and Financial Liabilities. The amendments in ASU 2016-01: (1) require equity investments (except for those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value, with changes in fair value recognized in net income; (2) simplify the impairment assessment of equity securities without readily determinable fair values by requiring a qualitative assessment to identify impairment; (3) eliminate the requirement for public business entities to disclose the method and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet; (4) require public business entities to use the exit price notion when measuring the fair value of financial instruments for disclosure purposes; (5) require an entity to present separately in other comprehensive income the portion of the total change in the fair value of a liability resulting from a change in the instrument-specific credit risk when the entity has elected to measure the liability at fair value in accordance with the fair value option for financial instruments; (6) require separate presentation of financial assets and financial liabilities by measurement category and form of financial assets on the balance sheet or the notes to the financial statements; and (7) clarify that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. The Company adopted the new ASU on January 1, 2018, and the adoption did not have a material impact on the Company’s consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842). The FASB issued this ASU to increase transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet by lessees for those leases classified as operating leases under current GAAP and disclosing key information about leasing arrangements. The amendments in this ASU are effective for public business entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2018. Early application of this ASU is permitted for all entities. The Company leases some of its banking offices under lease agreements that it classifies as operating leases. The Company adopted the ASU on January 1, 2019 utilizing the modified retrospective approach and recorded a right-of-use lease asset and operating lease liability of approximately $12,296,000 and $12,682,000, respectively.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, which applies to the use of the so-called CECL model, or current expected credit losses. Among other things, the amendments in this ASU require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Financial institutions and other organizations will now use forward-looking information to better inform their credit loss estimates. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. In addition, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. For SEC reporting companies, the amendments in this ASU are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019, with later effective dates for non-SEC registrant public companies and other organizations. Early adoption will be permitted for all organizations for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company is currently evaluating the impact of the amendments in this ASU on its consolidated financial statements and is collecting data that will be needed to produce historical inputs into any models created as a result of adopting this ASU. The Company expects the allowance for credit losses to increase upon adoption, with a corresponding adjustment to retained earnings.

(2)	Business Combinations

Landmark Bancshares, Inc.

Effective August 1, 2018, the Company completed its merger with Landmark Bancshares, Inc. (“Landmark”). Landmark was the parent company of First Landmark Bank, headquartered in Marietta, Georgia, and was merged with and into NCC. Immediately following the holding company merger, First Landmark Bank merged with and into NBC, but NBC continues to operate the former offices of First Landmark Bank under the trade name “First Landmark Bank, a division of National Bank of Commerce.”

At the effective time of the merger, each share of common stock of Landmark issued and outstanding was converted into the right to receive 0.5961 shares of NCC common stock and cash in the amount of $1.33. The Company paid approximately $5,218,000 in cash and issued 2,334,385 shares of NCC common stock for the issued and outstanding shares of Landmark common stock.

The acquisition of Landmark was accounted for using the purchase method of accounting in accordance with ASC 805, Business Combinations. Assets acquired, liabilities assumed and consideration exchanged were recorded at their respective acquisition date fair values. Determining the fair value of assets and liabilities is a complicated process involving significant judgment regarding the methods and assumptions to be used. Fair values are preliminary and subject to refinement for up to one year after the closing date of the acquisition as additional information regarding the closing date fair values becomes available.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

The following table presents the assets acquired and liabilities assumed of Landmark as of August 1, 2018 at their initial fair value estimates:

	As Recorded By	Fair Value		As Recorded
	Landmark	Adjustments		By the Company
Cash and cash equivalents	$10,572	-		10,572
Investment securities	66,561	(2,282)	a	64,279
Other investments	1,172	-		1,172
Mortgage loans held-for-sale	1	-		1
Loans	469,931	(12,463)	b	460,700
		3,232	c
Allowance for loan losses	5,155	(5,155)	d	-
Net loans	464,776	(4,076)		460,700
Premises and equipment, net	7,626	1,940	e	9,566
Core deposit intangible	-	8,414	f	8,414
Existing intangible assets	6,433	(6,433)	g	-
Bank-owned life insurance	5,782	-		5,782
Other assets	5,371	(266)	h	5,105
Total assets	$568,294	(2,703)		565,591

Noninterest-bearing deposits	$137,875	-		137,875
Interest-bearing deposits	341,187	1,099	i	342,286
Total deposits	479,062	1,099		480,161

Other borrowings	26,258	-		26,258
Other liabilities	3,924	(189)	j	3,735
Total liabilities	509,244	910		510,154

Net identifiable assets acquired over liabilities assumed	59,050	(3,613)		55,437

Goodwill	-	56,486		56,486

Net assets acquired over liabilities assumed	$59,050	52,873		111,923

Consideration:

Shares of common stock issued		2,334,385
Estimated value per share of the Company's stock		$43.60

Fair value of Company stock issued		101,779
Cash paid for shares and in lieu of fractional shares		5,218
Value of assumed stock options		4,926

Fair value of total consideration transferred		$111,923

Explanation of fair value adjustments:

a.	Adjustment reflects fair value adjustments of the available-for-sale portfolio at acquisition date.
b.	Adjustment reflects the fair value adjustments based on the Company’s evaluation of the acquired loan portfolio.
c.	Adjustment to remove loan marks from Landmark’s prior acquisition and existing deferred fees and costs.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

d.	Adjustment reflects the elimination of Landmark’s allowance for loan losses.
e.	Adjustment reflects the write-off of certain fixed assets and fair value adjustments of real property.
f.	Adjustment reflects the recording of core deposit intangible asset.
g.	Adjustment to remove intangible assets from Landmark’s balance sheet from prior acquisition.
h.	Adjustment to record the deferred tax asset created by purchase adjustments.
i.	Adjustment reflects the fair value adjustment to time deposit accounts.
j.	Adjustment to adjust balances of certain liabilities.

The accretable yield on loans will be accreted to interest income over the estimated average life of the loans using a level yield method. The Company records a non-accretable difference on PCI loans and estimates the amount and timing of expected cash flows for these loans and increases in expected cash flows is recorded as interest income over the remaining life of the loans. The core deposit intangible asset is being amortized over a seven-year life on an accelerated basis.

Premier Community Bank of Florida

Effective July 1, 2018, the Company completed its merger with Premier Community Bank of Florida (“Premier”), headquartered in Bradenton, Florida. Premier was merged with and into NBC, but NBC continues to operate the former offices of Premier under the trade name “Premier Community Bank, a division of National Bank of Commerce.”

At the effective time of the merger, each share of common stock of Premier issued and outstanding was converted into the right to receive 0.4218 shares of NCC common stock and cash in the amount of $0.93. The Company paid approximately $2,275,000 in cash and issued 1,028,092 shares of NCC common stock for the issued and outstanding shares of Premier common stock.

The acquisition of Premier was accounted for using the purchase method of accounting in accordance with ASC 805, Business Combinations. Assets acquired, liabilities assumed and consideration exchanged were recorded at their respective acquisition date fair values. Determining the fair value of assets and liabilities is a complicated process involving significant judgment regarding the methods and assumptions to be used. Fair values are preliminary and subject to refinement for up to one year after the closing date of the acquisition as additional information regarding the closing date fair values becomes available.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

The following table presents the assets acquired and liabilities assumed of Premier as of July 1, 2018 at their initial fair value estimates:

	As Recorded By	Fair Value		As Recorded
	Premier	Adjustments		By the Company
Cash and cash equivalents	$41,317	-		41,317
Investment securities	20,175	(9)	a	20,166
Other investments	181	-		181
Loans	174,102	(5,361)	b	168,810
		69	c
Allowance for loan losses	1,219	(1,219)	d	-
Net loans	172,883	(4,073)		168,810
Premises and equipment, net	7,170	(16)	e	7,154
Core deposit intangible	-	3,500	f	3,500
Bank-owned life insurance	3,050	-		3,050
Other assets	2,114	356	g	2,470
Total assets	$246,890	(242)		246,648

Noninterest-bearing deposits	$24,470	-		24,470
Interest-bearing deposits	179,949	661	h	180,610
Total deposits	204,419	661		205,080

Repurchase liability	18,108	-		18,108
Other liabilities	717	(126)		591
Total liabilities	223,244	535		223,799

Net identifiable assets acquired over liabilities assumed	23,646	(777)		22,869

Goodwill	-	28,549		28,549

Net assets acquired over liabilities assumed	$23,646	27,772		51,418

Consideration:

Shares of common stock issued		1,028,092
Estimated value per share of the Company's stock		$46.30

Fair value of Company stock issued		47,601
Cash paid for shares and in lieu of fractional shares		2,275
Value of assumed stock options		1,542

Fair value of total consideration transferred		$51,418

Explanation of fair value adjustments:

a.	Adjustment reflects fair value adjustments of the available-for-sale portfolio at acquisition date.
b.	Adjustment reflects the fair value adjustments based on the Company’s evaluation of the acquired loan portfolio.
c.	Adjustment to remove deferred fees and costs.
d.	Adjustment reflects the elimination of Premier’s allowance for loan losses.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

e.	Adjustment reflects the write-off of certain fixed assets and fair value adjustments of real property.
f.	Adjustment reflects the recording of core deposit intangible asset.
g.	Adjustment to record the deferred tax asset created by purchase adjustments.
h.	Adjustment reflects the fair value adjustment to time deposit accounts.

The accretable yield on loans will be accreted to interest income over the estimated average life of the loans using a level yield method. The Company records a non-accretable difference on PCI loans and estimates the amount and timing of expected cash flows for these loans and increases in expected cash flows is recorded as interest income over the remaining life of the loans. The core deposit intangible asset is being amortized over a seven-year life on an accelerated basis.

FirstAtlantic Financial Holdings, Inc.

Effective January 1, 2018, the Company completed its merger with FirstAtlantic Holdings, Inc. (“FirstAtlantic”). FirstAtlantic was the parent company of FirstAtlantic Bank, headquartered in Jacksonville, Florida, and was merged with and into NCC. Immediately following the holding company merger, FirstAtlantic Bank merged with and into NBC, but NBC continues to operate the former offices of FirstAtlantic Bank under the trade name “FirstAtlantic Bank, a division of National Bank of Commerce.”

At the effective time of the merger, each share of common stock of FirstAtlantic issued and outstanding was converted into the right to receive 0.44 shares of NCC common stock and cash in the amount of $17.25. The Company paid approximately $12,802,000 in cash and issued 2,393,382 shares of NCC common stock for the issued and outstanding shares of FirstAtlantic common stock.

At the effective time of the merger, each outstanding and unexercised option to purchase shares of FirstAtlantic common stock converted into the right receive a cash payment equal to the excess, if any, of $17.25 over the exercise price per share of FirstAtlantic common stock subject to such option, less any required withholding tax. The Company paid approximately $425,000 in cash to cancel the outstanding and unexercised stock options. Each outstanding warrant to purchase FirstAtlantic common stock will represent a right to purchase shares of NCC common stock, with the exercise price and number of shares underlying the warrant adjusted according to exchange ratio. At the effective date, 49,781 warrants to purchase FirstAtlantic common stock converted to the right to acquire 21,898 shares of NCC common stock.

The acquisition of FirstAtlantic was accounted for using the purchase method of accounting in accordance with ASC 805, Business Combinations. Assets acquired, liabilities assumed and consideration exchanged were recorded at their respective acquisition date fair values. Determining the fair value of assets and liabilities is a complicated process involving significant judgment regarding the methods and assumptions to be used. Fair values are preliminary and subject to refinement for up to one year after the closing date of the acquisition as additional information regarding the closing date fair values becomes available.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

The following table presents the assets acquired and liabilities assumed of FirstAtlantic as of January 1, 2018 at their initial fair value estimates:

	As Recorded By	Fair Value		As Recorded
	FirstAtlantic	Adjustments		By the Company
Cash and cash equivalents	$16,264	-		16,264
Investment securities	83,761	(2,491)	a	81,270
Other investments	393	-		393
Mortgage loans held-for-sale	-	-		-
Loans	310,636	(8,687)	b	303,831
		1,882	c
Allowance for loan losses	2,614	(2,614)	d	-
Net loans	308,022	(4,191)		303,831
Premises and equipment, net	13,688	(46)	e	13,642
Core deposit intangible	-	6,251	f	6,251
Existing intangible assets	2,188	(2,188)	g	-
Bank-owned life insurance	10,273	-		10,273
Other real estate and repossessions	365	(127)	h	238
Other assets	5,738	(198)	i	5,540
Total assets	$440,692	(2,990)		437,702

Noninterest-bearing deposits	$113,964	-		113,964
Interest-bearing deposits	259,864	457	j	260,321
Total deposits	373,828	457		374,285

Repurchase liability	-	-		-
Other liabilities	4,557	253	k	4,810
Total liabilities	378,385	710		379,095

Net identifiable assets acquired over liabilities assumed	62,307	(3,700)		58,607

Goodwill	-	51,347		51,347

Net assets acquired over liabilities assumed	$62,307	47,647		109,954

Consideration:

Shares of common stock issued		2,393,382
Estimated value per share of the Company's stock		$40.25

Fair value of Company stock issued		96,334
Cash paid for shares and in lieu of fractional shares		12,802
Cash paid for stock options		425
Value of assumed stock warrants		393

Fair value of total consideration transferred		$109,954

Explanation of fair value adjustments:

a.	Adjustment reflects fair value adjustments of the available-for-sale portfolio at acquisition date.
b.	Adjustment reflects the fair value adjustments based on the Company’s evaluation of the acquired loan portfolio.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

c.	Adjustment to remove FirstAtlantic’s loan marks from prior acquisition and existing deferred fees and costs.
d.	Adjustment reflects the elimination of FirstAtlantic’s allowance for loan losses.
e.	Adjustment reflects the write-off of certain fixed assets and fair value adjustments of real property.
f.	Adjustment reflects the recording of core deposit intangible asset.
g.	Adjustment to remove intangible assets from FirstAtlantic’s balance sheet from prior acquisition.
h.	Adjustment reflects the fair value adjustments of other real estate.
i.	Adjustment to record the deferred tax asset created by purchase adjustments.
j.	Adjustment reflects the fair value adjustment to time deposit accounts.
k.	Adjustment to reflect unrecorded liabilities.

The accretable yield on loans will be accreted to interest income over the estimated average life of the loans using a level yield method. The Company records a non-accretable difference on PCI loans and estimates the amount and timing of expected cash flows for these loans and increases in expected cash flows is recorded as interest income over the remaining life of the loans. The core deposit intangible asset is being amortized over a seven-year life on an accelerated basis.

Patriot Bank

On August 31, 2017, the Company completed its acquisition of Patriot Bank. Patriot Bank was headquartered in Trinity, Florida, and was merged with and into NBC. NBC continues to operate the former offices of Patriot Bank as a division of NBC under the trade name “Patriot Bank.”

At the effective time of the merger, each share of common stock of Patriot Bank issued and outstanding was converted into the right to receive 0.1711 shares of NCC common stock and cash in the amount of $0.725. The Company paid approximately $3,002,000 in cash and issued 706,702 shares of NCC common stock for the issued and outstanding shares of Patriot Bank common stock.

The acquisition of Patriot Bank was accounted for using the purchase method of accounting in accordance with ASC 805, Business Combinations. Assets acquired, liabilities assumed and consideration exchanged were recorded at their respective acquisition date fair values. Determining the fair value of assets and liabilities is a complicated process involving significant judgment regarding the methods and assumptions to be used. Fair values are preliminary and subject to refinement for up to one year after the closing date of the acquisition as additional information regarding the closing date fair values becomes available.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

The following table presents the assets acquired and liabilities assumed of Patriot Bank as of August 31, 2017 at their initial fair value estimates:

	As Recorded By	Fair Value		As Recorded
	Patriot Bank	Adjustments		By the Company
Cash and cash equivalents	$3,373	-		3,373
Interest-bearing deposits in banks	2,895	(27)	a	2,868
Investment securities	4,967	(56)	a	4,911
Loans	124,714	(2,999)	b	121,715
Allowance for loan losses	1,531	(1,531)	c	-
Net loans	123,183	(1,468)		121,715
Premises and equipment, net	6,457	(343)	d	6,114
Core deposit intangible	-	899	e	899
Other real estate and repossessions	1,601	(580)	f	1,021
Other assets	2,838	1,858	g	4,660
		(36)	h
Total assets	$145,314	247		145,561

Noninterest-bearing deposits	$27,247	-		27,247
Interest-bearing deposits	100,425	68	i	100,493
Total deposits	127,672	68		127,740

Repurchase liability	860	-		860
Other liabilities	517	73	j	590
Total liabilities	129,049	141		129,190

Net identifiable assets acquired over liabilities assumed	16,265	106		16,371

Goodwill	-	14,722		14,722

Net assets acquired over liabilities assumed	$16,265	14,828		31,093

Consideration:

Shares of common stock issued		706,702
Estimated value per share of the Company's stock		$39.75

Fair value of Company stock issued		28,091
Cash paid for shares and in lieu of fractional shares		3,002

Fair value of total consideration transferred		$31,093

Explanation of fair value adjustments:

a.	Adjustment reflects fair value adjustments of the interest bearing deposits in banks and available-for-sale portfolio at acquisition date.
b.	Adjustment reflects the fair value adjustments based on the Company’s evaluation of the acquired loan portfolio.
c.	Adjustment reflects the elimination of Patriot Bank’s allowance for loan losses.
d.	Adjustment reflects the write-off of certain fixed assets.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

e.	Adjustment reflects the recording of core deposit intangible asset.
f.	Adjustment to reflect the fair value of other real estate.
g.	Adjustment to record the deferred tax asset created by purchase adjustments.
h.	Adjustment to write-off miscellaneous assets
i.	Adjustment reflects the fair value adjustment to time deposit accounts.
j.	Adjustment to reflect fair value of liabilities.

The accretable yield on loans will be accreted to interest income over the estimated average life of the loans using a level yield method. The Company records a non-accretable difference on PCI loans and estimates the amount and timing of expected cash flows for these loans and increases in expected cash flows is recorded as interest income over the remaining life of the loans. The core deposit intangible asset is being amortized over a seven-year life on an accelerated basis.

Private Bancshares, Inc.

On January 1, 2017, the Company completed its acquisition of Private Bank of Buckhead, headquartered in Atlanta, Georgia, through a merger of Private Bank of Buckhead’s holding company, Private Bancshares, Inc. (“Private Bancshares”), with and into NCC, followed immediately by the merger of Private Bank of Buckhead with and into NBC. NBC continues to operate the former offices of Private Bank of Buckhead as a division of NBC under the trade names “Private Bank of Buckhead,” “Private Bank of Decatur” and “PrivatePlus Mortgage.”

At the effective time of the merger, each share of common stock of Private Bancshares issued and outstanding was converted into the right to receive either 0.85417 shares of NCC common stock or cash in the amount of $20.50. The Company paid approximately $8,322,000 in cash and issued 1,809,189 shares of NCC common stock for the issued and outstanding shares of Private Bancshares common stock.

The acquisition of Private Bancshares was accounted for using the purchase method of accounting in accordance with ASC 805, Business Combinations. Assets acquired, liabilities assumed and consideration exchanged were recorded at their respective acquisition date fair values. Determining the fair value of assets and liabilities is a complicated process involving significant judgment regarding the methods and assumptions to be used. Fair values are preliminary and subject to refinement for up to one year after the closing date of the acquisition as additional information regarding the closing date fair values becomes available.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

The following table presents the assets acquired and liabilities assumed of Private Bancshares as of January 1, 2017 at their initial fair value estimates:

	As Recorded By	Fair Value		As Recorded
	Private Bancshares	Adjustments		By the Company
Cash and cash equivalents	$17,793	-		17,793
Investment securities	10,030	(312)	a	9,718
Other investments	252	-		252
Mortgage loans held-for-sale	24,628	-		24,628
Loans	266,750	(6,716)	b	260,034
Allowance for loan losses	3,306	(3,306)	c	-
Net loans	263,444	(3,410)		260,034
Premises and equipment, net	558	(95)	d	463
Core deposit intangible	-	2,979	e	2,979
Bank-owned life insurance	3,294	-		3,294
Other assets	2,569	1,524	f	4,093
Total assets	$322,568	686		323,254

Noninterest-bearing deposits	$135,822	-		135,822
Interest-bearing deposits	150,260	131	g	150,391
Total deposits	286,082	131		286,213

Repurchase liability	2,201	-		2,201
Other liabilities	3,374	(525)	h	2,849
Total liabilities	291,657	(394)		291,263

Net identifiable assets acquired over liabilities assumed	30,911	1,080		31,991

Goodwill	-	47,901		47,901

Net assets acquired over liabilities assumed	$30,911	48,981		79,892

Consideration:

Shares of common stock issued		1,809,189
Estimated value per share of the Company's stock		$37.15

Fair value of Company stock issued		67,211
Cash paid for shares and in lieu of fractional shares		8,322
Value of assumed stock options and restricted stock units converted to common stock		4,359

Fair value of total consideration transferred		$79,892

Explanation of fair value adjustments:

a.	Adjustment reflects fair value adjustments of the available-for-sale portfolio at acquisition date.
b.	Adjustment reflects the fair value adjustments based on the Company’s evaluation of the acquired loan portfolio.
c.	Adjustment reflects the elimination of Private Bancshares’ allowance for loan losses.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

d.	Adjustment reflects the write-off of certain fixed assets.
e.	Adjustment reflects the recording of core deposit intangible asset.
f.	Adjustment to record the deferred tax asset created by purchase adjustments.
g.	Adjustment reflects the fair value adjustment to time deposit accounts.
h.	Adjustment to reflect unrecorded liabilities.

The accretable yield on loans will be accreted to interest income over the estimated average life of the loans using a level yield method. The Company records a non-accretable difference on PCI loans and estimates the amount and timing of expected cash flows for these loans and increases in expected cash flows is recorded as interest income over the remaining life of the loans. The core deposit intangible asset is being amortized over a seven-year life on an accelerated basis.

The following unaudited supplemental pro forma information is presented to show estimated results assuming that FirstAtlantic, Patriot Bank, Premier and Landmark were acquired as of January 1, 2017. These unaudited pro forma results are not necessarily indicative of the operating results that the Company would have achieved had it completed the acquisitions as of such date and should not be considered as representative of future operating results. Because the acquisition of Private Bancshares was completed on January 1, 2017, it is included in the Company’s actual results for 2017 and 2018.

	For The Year Ended December 31,
Performance Measure (pro forma, unaudited)	2018	2017
Net interest income	$170,332	$155,369
Net earnings	$45,663	$31,169
Diluted earnings per common share	$2.21	$1.52

In many cases, determining the fair value of acquired assets and assumed liabilities requires the Company to estimate cash flows expected to result from those assets and liabilities and to discount those cash flows at appropriate rates of interest. The most significant of those determinations is related to the fair value of acquired loans. Acquired loans are initially recorded at their acquisition date fair values. The carryover of the allowance for loan losses is prohibited, as any credit losses in the loans are included in the determination of the fair value of the loans at the acquisition date. Fair values for acquired loans are based on a discounted cash flow methodology that involves assumptions including the remaining life of the acquired loans, estimated prepayments, estimated value of the underlying collateral and net present value of cash flows expected to be collected. Acquired loans that have evidence of deterioration in credit quality since origination and for which it is probable, at acquisition, that the acquirer will be unable to collect all contractually required payments are specifically identified and analyzed. The excess of cash flows expected at acquisition over the estimated fair value is referred to as the accretable discount and is recognized into interest income over the remaining life of the loan. The difference between contractually required payments at acquisition and the cash flows expected to be collected at acquisition is referred to as the non-accretable discount. The non-accretable discount represents estimated future credit losses expected to be incurred over the life of the loan.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

Loans at the acquisition date for the Company’s 2018 and 2017 acquisitions are presented in the following tables.

	2018 Acquisitions
	FirstAtlantic			Landmark			Premier
	Acquired Impaired Loans	Acquired Performing Loans	Total Acquired Loans	Acquired Impaired Loans	Acquired Performing Loans	Total Acquired Loans	Acquired Impaired Loans	Acquired Performing Loans	Total Acquired Loans
Commercial, financial and agricultural	$-	22,681	22,681	1,974	76,309	78,283	-	3,849	3,849
Real estate - mortgage	6,913	253,591	260,504	9,357	290,577	299,934	2,343	129,188	131,531
Real estate - construction	1,079	17,432	18,511	335	80,656	80,991	-	14,401	14,401
Consumer	-	2,135	2,135	-	1,492	1,492	1,662	17,367	19,029
Total	$7,992	295,839	303,831	11,666	449,034	460,700	4,005	164,805	168,810

	2017 Acquisitions
	Private Bancshares			Patriot Bank
	Acquired Impaired Loans	Acquired Performing Loans	Total Acquired Loans	Acquired Impaired Loans	Acquired Performing Loans	Total Acquired Loans
Commercial, financial and agricultural	$366	34,161	34,527	-	16,796	16,796
Real estate - mortgage	9,038	145,531	154,569	7,397	88,106	95,503
Real estate - construction	1,517	65,818	67,335	213	5,157	5,370
Consumer	-	3,603	3,603	359	3,687	4,046
Total	$10,921	249,113	260,034	7,969	113,746	121,715

The following tables present information about the purchased credit-impaired loans for the Company’s 2018 and 2017 acquisitions.

	2018 Acquisitions
	FirstAtlantic	Landmark	Premier
Contractually required principal and interest payments	$11,181	18,998	7,293
Non-accretable difference	2,953	7,329	3,191
Cash flows expected to be collected	8,228	11,669	4,102
Accretable discount	236	3	97
Fair value of loans acquired with a deterioration of credit quality	$7,992	11,666	4,005

	2017 Acquisitions
	Private Bancshares	Patriot Bank
Contractually required principal and interest payments	$15,020	9,646
Non-accretable difference	3,637	1,328
Cash flows expected to be collected	11,383	8,318
Accretable discount	462	349
Fair value of loans acquired with a deterioration of credit quality	$10,921	7,969

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

(3)	Investment Securities

Investment securities classified as held-to-maturity and available-for-sale at December 31, 2018 and 2017 were as follows:

	Held-to-Maturity Securities
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
December 31, 2018	Cost	Gains	Losses	Value
Residential mortgage-backed securities	$3,344	-	68	3,276
Municipal securities	21,201	50	211	21,040
Other debt securities	500	5	-	505
Total held-to-maturity securities	$25,045	55	279	24,821

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
December 31, 2017	Cost	Gains	Losses	Value
Residential mortgage-backed securities	$4,058	-	21	4,037
Municipal securities	21,254	392	1	21,645
Other debt securities	250	-	-	250
Total held-to-maturity securities	$25,562	392	22	25,932

	Available-for-Sale Securities
		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
December 31, 2018	Cost	Gains	Losses	Value
U.S. government agency obligations	$2,786	-	6	2,780
Residential mortgage-backed securities	141,999	46	2,087	139,958
Other commercial mortgage-backed securities	3,982	-	152	3,830
Other asset-backed securities	39,226	-	701	38,525
Municipal securities	2,313	111	1	2,423
Total available-for-sale securities	$190,306	157	2,947	187,516

		Gross	Gross	Estimated
	Amortized	Unrealized	Unrealized	Fair
December 31, 2017	Cost	Gains	Losses	Value
U.S. government agency obligations	$3,261	3	-	3,264
Residential mortgage-backed securities	39,143	298	197	39,244
Other commercial mortgage-backed securities	4,012	-	88	3,924
Other asset-backed securities	35,745	392	-	36,137
Municipal securities	3,074	191	-	3,265
Total available-for-sale securities	$85,235	884	285	85,834

Management evaluates securities for other-than-temporary impairment on a quarterly basis, and more frequently when economic or market concerns warrant such evaluation. Consideration is given to (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

Details concerning investment securities with unrealized losses as of December 31, 2018 and 2017 are as follows:

	Held-to-Maturity Securities
	Less than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
December 31, 2018	Value	Losses	Value	Losses	Value	Losses
Residential mortgage-backed securities	$-	-	3,276	68	3,276	68
Municipal securities	1,787	28	12,178	183	13,965	211
Other debt securities	-	-	-	-	-	-
Total held-to-maturity securities	$1,787	28	15,454	251	17,241	$279

	Less than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
December 31, 2017	Value	Losses	Value	Losses	Value	Losses
Residential mortgage-backed securities	$4,037	21	-	-	4,037	21
Municipal securities	-	-	246	1	246	1
Other debt securities	-	-	-	-	-	-
Total held-to-maturity securities	$4,037	21	246	1	4,283	22

	Available-for-Sale Securities
	Less than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
December 31, 2018	Value	Losses	Value	Losses	Value	Losses
U.S. government agency obligations	$2,780	6	-	-	2,780	6
Residential mortgage-backed securities	99,241	1,519	25,251	568	124,492	2,087
Other commercial mortgage-backed securities	-	-	3,830	152	3,830	152
Other asset-backed securities	37,525	701	-	-	37,525	701
Municipal securities	-	-	482	1	482	1
Total available-for-sale securities	$139,546	2,226	29,563	721	169,109	2,947

	Less than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
December 31, 2017	Value	Losses	Value	Losses	Value	Losses
U.S. government agency obligations	$-	-	-	-	-	-
Residential mortgage-backed securities	18,132	119	3,389	78	21,521	197
Other commercial mortgage-backed securities	3,924	88	-	-	3,924	88
Other asset-backed securities	-	-	-	-	-	-
Municipal securities	-	-	-	-	-	-
Total available-for-sale securities	$22,056	207	3,389	78	25,445	285

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

At December 31, 2018, 44 out of 47 mortgage-backed securities, 25 out of 39 municipal securities, 32 out of 33 other asset-backed securities, and our U.S. Government agency and other commercial mortgage-backed security were in a loss position. At December 31, 2017, 13 out of 25 mortgage-backed securities, one out of 41 municipal securities and our other commercial mortgage-backed security were in a loss position. In analyzing an issuer’s financial condition, management considers whether the securities are issued by the federal government or its agencies, whether downgrades by bond rating agencies have occurred and industry analysts’ reports. Because the Company had the ability and intent to hold debt securities until maturity, no declines were deemed to be other-than-temporary as of December 31, 2018 and 2017.

During 2018, the Company elected to sell all of the debt securities that it acquired in connection with the acquisitions of FirstAtlantic, Premier and Landmark, resulting in proceeds of approximately $124,931,000, and did not realize a gain or loss on the sale, as the debt securities were marked to fair value at acquisition and immediately sold. In addition to these sales, during January 2018, the Company sold nine debt securities from its legacy portfolio for total proceeds of approximately $8,907,000 and realized a gross gain of $191,000. During May 2018, the Company sold one debt security for total proceeds of $252,000 and realized a gain of $2,000. The Company was required to liquidate this security as a condition of the Landmark merger.

During 2017, the Company sold all of the debt securities that it acquired in connection with the acquisitions of Private Bancshares and Patriot Bank, resulting in proceeds of $14,489,000, and did not realize a gain or loss on the sale, as the debt securities were marked to fair value at acquisition and immediately sold. In addition to these sales, during 2017, the Company sold seven debt securities from its legacy portfolio for proceeds of $7,750,000 and realized a gross loss of $119,000 and a gross gain of $28,000. During 2016, the Company sold one debt security for proceeds of $1,495,000 and realized a gross gain of $365.

At December 31, 2018 and 2017, securities with a carrying value of approximately $27,313,000 and $69,717,000, respectively, were pledged to secure public deposits as required by applicable laws and for other purposes. The amortized cost and estimated fair value of securities classified as available-for-sale and held-to-maturity at December 31, 2018, by contractual maturity, are shown below. Expected maturities differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

	Available-for-Sale Securities		Held-to-Maturity Securities
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
Municipal securities and U.S. government agencies:
0 to 5 years	$-	-	-	-
5 to 10 years	-	-	750	741
Over 10 years	5,099	5,203	20,451	20,299
Residential and other mortgage-backed securities and other asset-backed securities	185,207	182,313	3,844	3,781
Total	$190,306	187,516	25,045	24,821

(4)	Loans

Major classifications of loans at December 31, 2018 and 2017 are summarized as follows:

	December 31, 2018	December 31, 2017
Commercial, financial and agricultural	$436,037	287,659
Factored commercial receivables	126,686	118,710
Real estate - mortgage	2,363,982	1,475,004
Real estate - construction	361,263	231,030
Consumer	31,192	26,314
	3,319,160	2,138,717
Less: Unearned fees	(1,195)	(659)
Total loans	3,317,965	2,138,058
Allowance for loan losses	(18,176)	(14,985)
Total net loans	$3,299,789	2,123,073

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

The Bank makes loans and extensions of credit to individuals and a variety of businesses located in its market areas. Through Corporate Billing, the Company also purchases receivables from transportation companies and automotive parts and service providers nationwide. Although the Bank has a diversified loan portfolio, a substantial portion of the loan portfolio is collateralized by improved and unimproved real estate and is dependent upon the real estate market. Portfolio segments utilized by the Bank are identified below. Relevant risk characteristics for these portfolio segments generally include (1) with respect to non-consumer loans, debt service coverage, loan-to-value ratios and financial performance, and (2) with respect to consumer loans, credit scores, debt-to-income ratios, collateral type and loan-to-value ratios.

At December 31, 2018, the outstanding principal balance and carrying value of purchased credit impaired (“PCI”) loans accounted for under ASC 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, were $56.8 million and $39.5 million, respectively. At December 31, 2017, the outstanding principal balance and carrying value of PCI loans were $34.7 million and $25.7 million, respectively. The following table presents changes in the value of the accretable yield for PCI loans for the periods indicated.

	For the Year Ended December 31,
	2018	2017	2016
Balance at beginning of period	$703	375	286
Acquisition of Landmark	3	-	-
Acquisition of Premier	97	-	-
Acquisition of FirstAtlantic	236	-	-
Acquisition of Private Bancshares	-	462	-
Acquisition of Patriot Bank	-	349	-
Accretion	(5,310)	(1,873)	(733)
Reclassification from non-accretable difference	8,537	1,390	822
Balance at period end	$4,266	703	375

The following tables present the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2018, 2017 and 2016. The acquired loans are not included in the allowance for loan losses calculation, as these loans were recorded at fair value at acquisition, and there has been no further indication of credit deterioration that would require an additional provision.

	Commercial,	Factored
	financial and	commercial	Real estate -	Real estate -
Year ended December 31, 2018	agricultural	receivables	mortgage	construction	Consumer	Unallocated	Total
Allowance for loan losses:
Balance, beginning of year	$2,511	600	9,845	1,884	145	-	14,985
Provisions charged to operating expense	1,483	344	2,839	24	33	-	4,723
Loans charged off	(878)	(3,048)	(748)	(1)	(66)	-	(4,741)
Recoveries	57	2,704	271	157	20	-	3,209
Balance, December 31, 2018	$3,173	600	12,207	2,064	132	-	18,176

Ending balance, individually evaluated for impairment	$-	-	-	-	10	-	10
Ending balance, collectively evaluated for impairment	3,173	600	12,207	2,064	122	-	18,166
Total allowance for loan losses	$3,173	600	12,207	2,064	132	-	18,176
Loans:
Individually evaluated for impairment	$-	-	6,202	-	54	-	6,256
Collectively evaluated for impairment	433,621	126,686	2,322,881	359,580	30,600	-	3,273,368
Acquired loans with deteriorated credit quality	2,416	-	34,899	1,683	538	-	39,536
Total loans	$436,037	126,686	2,363,982	361,263	31,192	-	3,319,160

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

	Commercial,	Factored
	financial and	commercial	Real estate -	Real estate -
Year ended December 31, 2017	agricultural	receivables	mortgage	construction	Consumer	Unallocated	Total
Allowance for loan losses:
Balance, beginning of year	$1,588	500	8,465	1,369	191	-	12,113
Provisions charged to operating expense	654	1,095	1,614	515	16	-	3,894
Loans charged off	(159)	(2,911)	(273)	-	(69)	-	(3,412)
Recoveries	428	1,916	39	-	7	-	2,390
Balance, December 31, 2017	$2,511	600	9,845	1,884	145	-	14,985

Ending balance, individually evaluated for impairment	$-	-	-	-	24	-	24
Ending balance, collectively evaluated for impairment	2,511	600	9,845	1,884	121	-	14,961
Total allowance for loan losses	$2,511	600	9,845	1,884	145	-	14,985
Loans:
Individually evaluated for impairment	$-	-	142	-	41	-	183
Collectively evaluated for impairment	286,859	118,710	1,451,177	230,385	25,707	-	2,112,838
Acquired loans with deteriorated credit quality	800	-	23,685	645	566	-	25,696
Total loans	$287,659	118,710	1,475,004	231,030	26,314	-	2,138,717

	Commercial,	Factored
	financial, and	commercial	Real estate -	Real estate -
Year ended December 31, 2016	agricultural	receivables	mortgage	construction	Consumer	Unallocated	Total
Allowance for loan losses:
Balance, beginning of year	$1,345	500	5,525	1,412	236	824	9,842
Provisions charged to operating expense	183	923	2,879	(52)	139	(824)	3,248
Loans charged off	(16)	(2,331)	(53)	-	(197)	-	(2,597)
Recoveries	76	1,408	114	9	13	-	1,620
Balance, December 31, 2016	$1,588	500	8,465	1,369	191	-	12,113

Ending balance, individually evaluated for impairment	$-	-	-	-	-	-	-
Ending balance, collectively evaluated for impairment	1,588	500	8,465	1,369	191	-	12,113
Total allowance for loan losses	$1,588	500	8,465	1,369	191	-	12,113
Loans:
Individually evaluated for impairment	$-	-	180	-	7	-	187
Collectively evaluated for impairment	170,342	83,901	1,045,208	155,533	18,807	-	1,473,791
Acquired loans with deteriorated credit quality	643	-	10,826	280	246	-	11,995
Total loans	$170,985	83,901	1,056,214	155,813	19,060	-	1,485,973

The Bank individually evaluates for impairment all loans that are on non-accrual status. Additionally, all troubled debt restructurings are individually evaluated for impairment. A loan is considered impaired when, based on current events and circumstances, it is probable that all amounts due according to the contractual terms of the loan will not be collected. This determination requires judgment and the use of estimates, and the eventual outcome may differ significantly from those estimates. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate, at the loan’s observable market price, or the fair value of the collateral (if the loan is collateral-dependent). Management may also elect to apply an additional collective reserve to groups of impaired loans based on current economic or market factors. Interest payments received on impaired loans are generally applied as a reduction of the outstanding principal balance until the loan is collected in full (including any charged-off portion). During 2018 and 2017, no loans were modified in such a way as to be considered a troubled debt restructuring.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

The following tables present impaired loans by class of loans as of December 31, 2018 and 2017. The purchased credit-impaired loans are not included in these tables because they were recorded at fair value at acquisition, and there has been no further indication of credit deterioration that would require an allowance.

		Unpaid		Average
	Recorded	Principal	Related	Recorded
December 31, 2018	Investment	Balance	Allowance	Investment
Impaired loans without related allowance:
Commercial, financial and agricultural	$-	-	-	6
Factored commercial receivables	-	-	-	-
Real estate - mortgage	6,202	6,483	-	1,392
Real estate - construction	-	-	-	-
Consumer	44	34	-	24
Total	$6,246	6,517	-	1,422

Impaired loans with related allowance:
Commercial, financial and agricultural	$-	-	-	-
Factored commercial receivables	-	-	-	-
Real estate - mortgage	-	-	-	30
Real estate - construction	-	-	-	-
Consumer	10	25	10	15
Total	10	25	10	45

Total impaired loans:
Commercial, financial and agricultural	$-	-	-	6
Factored commercial receivables	-	-	-	-
Real estate - mortgage	6,202	6,483	-	1,422
Real estate - construction	-	-	-	-
Consumer	54	59	10	39
Total	$6,256	6,542	10	1,467

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

		Unpaid		Average
	Recorded	Principal	Related	Recorded
December 31, 2017	Investment	Balance	Allowance	Investment
Impaired loans without related allowance:
Commercial, financial and agricultural	$-	-	-	-
Factored commercial receivables	-	-	-	-
Real estate - mortgage	142	143	-	131
Real estate - construction	-	-	-	-
Consumer	-	-	-	14
Total	$142	143	-	145

Impaired loans with related allowance:
Commercial, financial and agricultural	$-	-	-	-
Factored commercial receivables	-	-	-	-
Real estate - mortgage	-	-	-	9
Real estate - construction	-	-	-	-
Consumer	41	41	24	8
Total	$41	41	24	17

Total impaired loans:
Commercial, financial and agricultural	$-	-	-	-
Factored commercial receivables	-	-	-	-
Real estate - mortgage	142	143	-	140
Real estate - construction	-	-	-	-
Consumer	41	41	24	22
Total	$183	184	24	162

For the years ended December 31, 2018, 2017 and 2016, we did not recognize a material amount of interest income on impaired loans.

The following tables present the aging of the recorded investment in past due loans and non-accrual loan balances as of December 31, 2018 and 2017 by class of loans. All loans greater than 90 days past due are placed on non-accrual status, excluding factored receivables. For Corporate Billing’s factored receivables, which are commercial trade credit rather than promissory notes, our practice is to charge off unpaid recourse receivables when they become 90 days past due from the invoice due date and non-recourse receivables at 120 days past due from the statement billing date. For the recourse receivables, the invoice is charged against the client reserve account established for such purposes, unless the client reserve is insufficient, in which case the invoice is charged against the allowance for loan losses. PCI loans are excluded from the past due balances in the table below and are presented in total by class of loan. All loans, whether acquired or non-acquired, are included in the non-accrual balances.

	30-59 Days	60-89 Days	> 90 Days	Total
December 31, 2018	Past Due	Past Due	Past Due	Past Due	Current	PCI Loans	Total	Non-accrual
Commercial, financial and agricultural	$800	-	-	800	432,820	2,417	436,037	1,063
Factored commercial receivables	16,832	3,804	818	21,454	105,232	-	126,686	-
Real estate - mortgage	5,481	1,047	4,927	11,455	2,317,628	34,899	2,363,982	9,085
Real estate - construction	1,139	48	-	1,187	358,393	1,683	361,263	205
Consumer	26	30	28	84	30,571	537	31,192	66
Total	$24,278	4,929	5,773	34,980	3,244,644	39,536	3,319,160	10,419

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

	30-59 Days	60-89 Days	> 90 Days	Total
December 31, 2017	Past Due	Past Due	Past Due	Past Due	Current	PCI Loans	Total	Non-accrual
Commercial, financial and agricultural	$137	29	-	166	286,693	800	287,659	-
Factored commercial receivables	10,035	1,779	677	12,491	106,219	-	118,710	-
Real estate - mortgage	1,342	546	103	1,991	1,449,328	23,685	1,475,004	2,594
Real estate - construction	-	-	-	-	230,385	645	231,030	76
Consumer	13	40	9	62	25,686	566	26,314	52
Total	$11,527	2,394	789	14,710	2,098,311	25,696	2,138,717	2,722

Loans are categorized into risk categories based on relevant information about the ability of borrowers to service their debt, including current financial information, historical payment experience, credit documentation, public information, current economic trends and other factors. Loans are analyzed individually and classified according to credit risk. This analysis is performed on a continuous basis. The following definitions are used for risk ratings:

Other Assets Especially Mentioned (“OAEM”): Weakness exists that could cause future impairment, including the deterioration of financial ratios, past due status and questionable management capabilities. Collateral values generally afford adequate coverage but may not be immediately marketable.

Substandard: Specific and well-defined weaknesses exist that may include poor liquidity and deterioration of financial ratios. The loan may be past due and related deposit accounts experiencing overdrafts. Immediate corrective action is necessary.

Doubtful: Specific weaknesses characterized as Substandard exist that are severe enough to make collection in full unlikely. There is no reliable secondary source of full repayment. Loans classified as Doubtful will usually be placed on non-accrual status, analyzed and fully or partially charged off based on a review of collateral and other relevant factors.

Loss: Specific weaknesses characterized as Doubtful exist that are severe enough to be considered uncollectible and of such minimal value that the continued characterization of the loan as an asset in not warranted.

Loans not meeting the criteria above that are analyzed individually as part of the above-described process are assigned a “Pass” rating. As of December 31, 2018 and 2017, based on the most recent analyses performed, the risk category of loans by class of loans was as follows:

December 31, 2018	Pass	OAEM	Substandard	Doubtful	Total
Commercial, financial and agricultural	$419,426	8,622	7,989	-	436,037
Factored commercial receivables	126,686	-	-	-	126,686
Real estate - mortgage	2,321,587	11,044	31,175	176	2,363,982
Real estate - construction	359,360	1,118	785	-	361,263
Consumer	31,004	19	134	35	31,192
Total	$3,258,063	20,803	40,083	211	3,319,160

December 31, 2017	Pass	OAEM	Substandard	Doubtful	Total
Commercial, financial and agricultural	$279,592	1,278	6,789	-	287,659
Factored commercial receivables	118,710	-	-	-	118,710
Real estate - mortgage	1,460,112	5,465	8,580	847	1,475,004
Real estate - construction	229,711	102	710	507	231,030
Consumer	26,213	2	99	-	26,314
Total	$2,114,338	6,847	16,178	1,354	2,138,717

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

The following tables present a rollforward of the acquired loans and a summary of the changes in the accretable discount and non-accretable difference, by acquisition, for the years ended December 31, 2018, 2017 and 2016.

December 31, 2018	United	Reunion	Private Bancshares	Patriot Bank	FirstAtlantic	Premier	Landmark
Acquired Loan Balance	(2014 Acquisition)	(2015 Acquisition)	(2017 Acquisition)	(2017 Acquisition)	(2018 Acquisition)	(2018 Acquisition)	(2018 Acquisition)	Total
Balance, beginning of period	$73,254	189,811	181,780	119,127	-	-	-	563,972
Additions due to acquisitions	-	-	-	-	303,831	168,810	460,700	933,341
Charge-offs	(357)	(229)	(130)	-	(30)	-	(19)	(765)
Accretion	685	1,348	1,686	484	2,144	861	1,373	8,581
Other net change in balances	(19,071)	(37,313)	(78,529)	(18,566)	(77,646)	(7,923)	(28,487)	(267,535)
Balance, end of period	$54,511	153,617	104,807	101,045	228,299	161,748	433,567	1,237,594

Accretable Discount
Balance, beginning of period	$703	961	1,921	1,519	-	-	-	5,104
Additions due to acquisitions	-	-	-	-	5,734	2,170	5,134	13,037
Charge-offs, other net changes in balance	-	(8)	-	-	(9)	-	-	(17)
Accretion	(685)	(1,348)	(1,686)	(484)	(2,144)	(861)	(1,374)	(8,581)
Reclassifications from non-accretable	606	2,297	1,642	515	831	529	277	6,697
Balance, end of period	$624	1,902	1,877	1,550	4,412	1,838	4,037	16,240

Non-Accretable Difference
Balance, beginning of period	$1,153	3,394	2,289	1,512	-	-	-	8,348
Additions due to acquisitions	-	-	-	-	2,953	3,191	7,329	13,473
Charge-offs, other net changes in balance	(155)	(271)	(51)	-	(109)	(517)	(1,023)	(2,126)
Reclassifications to accretable	(606)	(2,297)	(1,642)	(515)	(831)	(529)	(277)	(6,697)
Balance, end of period	$392	826	596	997	2,013	2,145	6,029	12,998

Total discount on acquired loans at end of period	$1,016	2,728	2,473	2,547	6,425	3,983	10,066	29,238

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

December 31, 2017	United	Reunion	Private Bancshares	Patriot Bank
Acquired Loan Balance	(2014 Acquisition)	(2015 Acquisition)	(2017 Acquisition)	(2017 Acquisition)	Total
Balance, beginning of period	$97,945	227,429	-	-	325,374
Additions due to acquisitions	-	-	260,034	121,715	381,749
Charge-offs	(68)	-	(72)	(125)	(265)
Accretion	635	860	2,907	113	4,515
Other net change in balances	(25,258)	(38,478)	(81,089)	(2,576)	(147,401)
Balance, end of period	$73,254	189,811	181,780	119,127	563,972

Accretable Discount
Balance, beginning of period	$1,237	1,699	-	-	2,936
Additions due to acquisitions	-	-	3,588	1,721	5,309
Charge-offs, other net changes in balance	(5)	-	(26)	15	(16)
Accretion	(635)	(860)	(2,907)	(113)	(4,515)
Reclassifications from non-accretable	106	122	1,266	(104)	1,390
Balance, end of period	$703	961	1,921	1,519	5,104

Non-accretable difference
Balance, beginning of period	$1,452	3,516	-	-	4,968
Additions due to acquisitions	-	-	3,637	1,328	4,965
Charge-offs, other net changes in balance	(193)	-	(82)	80	(195)
Reclassifications to accretable	(106)	(122)	(1,266)	104	(1,390)
Balance, end of period	$1,153	3,394	2,289	1,512	8,348

Total discount on acquired loans at end of period	$1,856	4,355	4,210	3,031	13,452

December 31, 2016	United	Reunion
Acquired Loan Balance	(2014 Acquisition)	(2015 Acquisition)	Total
Balance, beginning of period	$119,777	261,538	381,315
Charge-offs	(41)	(168)	(209)
Accretion	589	1,353	1,942
Other net change in balances	(22,380)	(35,294)	(57,674)
Balance, end of period	$97,945	227,429	325,374

Accretable Discount
Balance, beginning of period	$1,603	2,456	4,059
Charge-offs, other net changes in balance	(5)	-	(5)
Accretion	(589)	(1,351)	(1,940)
Reclassifications from non-accretable	228	594	822
Balance, end of period	$1,237	1,699	2,936

Non-accretable difference
Balance, beginning of period	$1,900	4,110	6,010
Charge-offs, other net changes in balance	(220)	-	(220)
Reclassifications to accretable	(228)	(594)	(822)
Balance, end of period	$1,452	3,516	4,968

Total discount on acquired loans at end of period	$2,689	5,215	7,904

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

(5)	Premises and Equipment

Major classifications of premises and equipment as of December 31, 2018 and 2017 were as follows:

	2018	2017
Land	$27,194	$15,575
Building and improvements	54,245	31,605
Furniture and equipment	16,620	9,807
Leasehold improvement	7,804	7,051
Construction in process	7,449	3,564
Automobile	573	419
	113,885	68,021
Less: accumulated depreciation	(27,227)	(15,566)
Total premises and equipment, net	$86,658	$52,455

Depreciation expense amounted to approximately $3,437,000, $2,095,000 and $1,700,000 in 2018, 2017 and 2016, respectively.

(6)	Deposits

Time deposits greater than or equal to $250,000 totaled approximately $245,900,000 and $123,324,000 as of December 31, 2018 and 2017, respectively.

At December 31, 2018, contractual maturities of time deposits were as follows:

Year of Maturity	Amount
2019	$296,816
2020	121,111
2021	41,883
2022	19,140
2023	15,315
Thereafter	142

Total time deposits	$494,407

As of December 31, 2018 and 2017, there were no deposit relationships that exceeded 5% of the Company’s total deposits.

At December 31, 2018, the Company had no outstanding brokered certificates of deposit. At December 31, 2017, the Company had outstanding brokered certificates of deposit of $11,748,000, with an average weighted interest rate of 1.19%.

(7)	Federal Home Loan Bank Advances and Borrowings

At December 31, 2018, the Company had advances outstanding from the FHLB as follows:

				Call or
Advance	Interest Basis	Current Rate	Maturity	Conversion Date
$2,000	Fixed	4.06%	February 1, 2019	N/A

At December 31, 2017, the Company had advances outstanding from the FHLB as follows:

				Call or
Advance	Interest Basis	Current Rate	Maturity	Conversion Date
$2,000	Fixed	4.06%	February 1, 2019	N/A
5,000	Fixed	3.96%	July 2, 2018	N/A
$7,000

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

As of December 31, 2018, the Company had outstanding unfunded standby letters of credit with the FHLB totaling $162,500,000.

The Company has pledged under blanket floating liens approximately $2,355,631,000 and $1,486,469,000 in residential first mortgage loans, home equity lines of credit, commercial real estate loans, and loans secured by multifamily real estate as security for these advances and letters and possible future advances as of December 31, 2018 and 2017, respectively. The value of the pledged collateral, using appropriate discount percentages as prescribed by the FHLB, equals or exceeds the advances and unfunded standby letters of credit outstanding. At December 31, 2018, the Company had approximately $531,922,000 in additional borrowing capacity under its arrangement with the FHLB.

The Company had available lines of credit for overnight borrowings totaling $123,600,000 at December 31, 2018.

(8)	Income Taxes

The components of income tax expense for the years ended December 31, 2018, 2017 and 2016 were as follows:

	2018	2017	2016
Current	$8,781	12,882	8,500
Deferred	2,962	62	257
Expense of operating loss carryforwards	1,048	896	637
Enacted rate change	-	6,231	-
Total income tax expense	$12,791	20,071	9,394

The difference between income tax expense and the amount computed by applying the statutory federal income tax rate to income before taxes for the years ended December 31, 2018, 2017 and 2016 is as follows:

	2018	2017	2016
Tax expense at statutory rate (21% for 2018 and 35% for 2017 and 2016)	$12,118	14,716	10,084
State income tax expense, net	2,115	1,059	727
Cash surrender value income	(257)	(470)	(284)
Tax-exempt interest	(167)	(288)	(295)
Noncontrolling interest	(518)	(667)	(547)
Merger-related expenses	382	242	108
Stock options	(883)	(517)	-
Enacted rate change	-	6,231	-
Other	1	(235)	(399)
Total income tax expense	$12,791	20,071	9,394

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

The following table summarizes the components of deferred taxes at December 31, 2018 and 2017.

	2018	2017
Deferred income tax assets:
Allowance for loan losses	$11,136	6,991
Accrued expenses	576	396
Operating loss carryforwards and credits	6,076	4,787
Premises and equipment	-	560
Non-accrual interest income	162	66
Stock-based compensation	1,021	771
Other real estate	276	276
Deferred compensation	1,066	564
Goodwill and intangible assets	360	175
Other	451	95
Unrealized loss on investment securities available-for-sale	586	-
Total gross deferred income tax assets	21,710	14,681

Deferred income tax liabilities:
Unrealized gains on investment securities available-for-sale	-	126
Premises and equipment	1,350	-
Prepaid expenses	823	380
Core deposit intangible	4,639	1,125
Derivatives	140	234
Investment in pass-through entity	1,004	775
Other	749	-
Total gross deferred income tax liabilities	8,705	2,640
Net deferred income tax assets	$13,005	12,041

Pursuant to ASC 740-10-30-2 Income Taxes, deferred tax assets and liabilities are measured using enacted tax rates applicable to taxable income in the years in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.  On December 22, 2017, the Tax Cuts and Jobs Act of 2017 was enacted, which provides for a reduction in the corporate tax rate from a maximum tax rate of 35 percent to a flat tax rate of 21 percent effective for tax years beginning after December 31, 2017.  As a result, the Company revalued its deferred tax assets and liabilities as of December 31, 2017 and recorded the effect of this change as a component of tax expense.  The tax expense recorded related to the change in the enacted federal tax rate as of December 31, 2017 was $6,231,000.

As of December 31, 2018, the Company had net operating loss carryforwards totaling approximately $24,460,000 for federal taxes and $21,039,000 for state taxes that will begin to expire in 2028, unless previously utilized. The federal operating loss carryforwards are subject to limitation under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), but are expected to be utilized within the carryforward period. The state net operating loss carryforwards are also subject to limitation under Section 382 of the Code. These net operating losses are also expected to be utilized during the carryforward period.

(9)	Commitments and Contingencies

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the balance sheet. The contract amounts of these instruments reflect the extent of the involvement that the Company has in particular classes of financial instruments.

The exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

In most cases, the Company requires collateral or other security to support financial instruments with credit risk.

	As of December 31,
	2018	2017
Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$711,189	$483,952
Standby and performance letters of credit	$20,432	$10,255

Commitments to extend credit are agreements to lend to a customer, as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Company evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained upon extension of credit, if deemed necessary by the Company, is based on management’s credit evaluation. Collateral held varies but may include unimproved and improved real estate, certificates of deposit or personal property.

Standby and performance letters of credit are conditional commitments issued by the Company to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to local businesses. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

The Company has entered into operating lease agreements for 12 branch locations, one loan production office, an operations center and two mortgage operation offices. Total rent expense for 2018, 2017 and 2016 was approximately $2,339,000, $2,060,000 and $1,323,000, respectively. Future minimum rent on operating leases as of December 31, 2018 was as follows:

Minimum
Year ending December 31,	Lease Payments
2019	$2,135
2020	1,999
2021	1,699
2022	1,572
2023	1,174
Thereafter	3,774
Total future minimum lease payments	$12,353

In the normal course of business, the Company may be named as a defendant in litigation. Some of these matters may claim substantial damages. After consultation with outside legal counsel about existing claims, management believes that resolution of these issues will not result in a material adverse effect on the Company’s financial position or results of operations.

(10)	Derivative Financial Instruments and Hedging Transactions

The Company is exposed to certain risks relating to its ongoing business operations. The primary risk managed by derivative instruments is interest rate risk. Interest rate swaps are used to manage interest rate risk associated with certain of the Company’s fixed-rate loans. The Company has also entered into interest rate swap contracts with certain of its customers. To hedge the associated risk, the Company entered into reciprocal interest rate swap agreements with a third party. To mitigate the interest rate risk associated with the Company’s mortgage loans that are mandatory delivery, the Company enters into forward commitments to sell mortgage-backed securities.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

ASC 815, Derivatives and Hedging, requires companies to recognize all derivative instruments as either assets or liabilities at fair value on the balance sheet. As of December 31, 2018 and 2017, the approximate fair values and notional amounts of the Company’s derivative instruments, as well as their location on the consolidated balance sheet, were as follows:

	Balance Sheet		Notional
December 31, 2018	Location	Fair Value	Amount
Interest rate swaps designated as fair value hedges	Other Assets	$3	7,954
Interest rate swaps with customers	Other Assets	$152	49,753
Reciprocal interest rate swaps	Other Liabilities	$(152)	49,753
Forward commitment to sell mortgage-backed securities	Other Liabilities	$(337)	18,000
Interest rate lock commitments on residential mortgages	Other Assets	$523	22,571

	Balance Sheet		Notional
December 31, 2017	Location	Fair Value	Amount
Interest rate swaps designated as fair value hedges	Other Liabilities	$(108)	15,121
Interest rate swaps with customers	Other Assets	$192	42,832
Reciprocal interest rate swaps	Other Liabilities	$(192)	42,832
Forward commitment to sell mortgage-backed securities	Other Liabilities	$(52)	24,500
Interest rate lock commitments on residential mortgages	Other Assets	$528	30,146

During the years ended December 31, 2018, 2017 and 2016, the Company recognized a gain of approximately $8,000, $48,000 and $45,000, respectively, related to the ineffective portion of derivatives designated as fair value hedges. The gains and losses are included in other income in the consolidated statements of earnings.

(11)	Employee Benefit Plans

Equity Incentive Plans

In 2011, the Company adopted the National Commerce Corporation 2011 Equity Incentive Plan (the “2011 Equity Incentive Plan”) to provide a means of enhancing and encouraging the recruitment and retention of individuals on whom the success of the Company depends. The 2011 Equity Incentive Plan provides for the grant of stock options, phantom stock, performance awards and restricted and unrestricted stock awards. A total of 500,000 shares were initially reserved for issuance under the plan.

In 2017, the Company adopted the National Commerce Corporation 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”). Upon adoption of the 2017 Equity Incentive Plan, the 2011 Equity Incentive Plan was frozen. The 2017 Equity Incentive Plan reserved 750,000 shares for future issuances under the plan and will provide a means of enhancing and encouraging the recruitment and retention of individuals on whom the success of the Company depends.

The Company did not issue any stock options during 2018, 2017 or 2016. During 2018, the Company assumed options to purchase 193,247 and 89,451 of the Company’s common stock in the acquisitions of Landmark and Premier, respectively. In the 2018 acquisition of FirstAtlantic, the Company assumed 21,898 warrants to purchase the Company’s common stock. During 2017, the Company assumed options to purchase 147,516 shares of the Company’s common stock in the acquisition of Private Bancshares. In each case, the Company assumed the applicable equity plan maintained by the acquired company at the time of the transaction.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

A summary of activity related to options and warrants to purchase the Company’s common stock for the years ended December 31, 2018, 2017 and 2016 is presented below:

	2018		2017		2016
		Weighted		Weighted		Weighted
		Average		Average		Average
		Exercise		Exercise		Exercise
	Shares	Price	Shares	Price	Shares	Price
Outstanding, beginning of year	315,622	$16.26	389,253	$16.66	479,594	$16.31
Assumed	304,596	20.08	147,516	11.83	-	-
Exercised	(286,949)	17.55	(221,147)	14.01	(90,052)	14.78
Forfeited	-	-	-	-	(289)	24.22
Outstanding, end of year	333,269	$18.64	315,622	$16.26	389,253	$16.66
Exercisable, end of year	333,269	$18.64	315,622	$16.26	389,253	$16.66

The options and warrants outstanding and exercisable at December 31, 2018 had a weighted average remaining contractual life of approximately 5.3 years. As of December 31, 2018, there was no unrecognized compensation expense, as all stock options previously granted by the Company immediately vested at the time of the grant, and the assumed options vested at the date of acquisition. The Company did not recognize any compensation expense related to stock options in 2018, 2017 or 2016.

During 2018, the Company granted performance shares under the 2017 Equity Incentive Plan to certain key employees. During 2017 and 2016, the Company granted performance share awards under the 2011 Equity Incentive Plan to certain key employees. The awards vest over four years, and the number of shares ultimately awarded may be fixed or variable, depending on the terms of the agreement with the employee to whom the award is granted. Some grants vest solely based on the passage of time, and the ultimate payout is fixed. Other awards are based on factors such as loan production and other metrics such as net income and asset quality. The Company records total compensation expense equal to the amount of shares that it expects to pay out at the end of the award period over the associated vesting period. The Company recognized $1,266,000, $1,087,000 and $826,000 in compensation expense related to performance share awards during 2018, 2017 and 2016, respectively. As of December 31, 2018, there was approximately $2,985,000 of unrecorded compensation related to the performance share awards.

In 2014, the Company adopted the National Commerce Corporation Deferral of Compensation Plan for Key Employees and Non-Employee Directors. Under the plan, non-employee directors can elect to defer their director fees in the form of the Company’s stock units. During 2018, 2017 and 2016, deferred fees under this plan totaled $831,000, $597,000 and $400,000, respectively.

Defined Contribution Plan

The Company sponsors a 401(k) savings plan under which eligible employees may choose to contribute up to 15% of their salary on a pre-tax or after-tax basis, subject to certain limits imposed by the Internal Revenue Service. Effective January 1, 2018, the Company amended the plan to include a matching employer contribution equal to 100% of the first 3% of deferral contributions plus 50% of the next 2% of deferral contributions by eligible participants. Effective January 1, 2017, the Company amended the plan to include a matching employer contribution equal to 50% of the first 6% deferred by eligible participants. Prior to this amendment, the matching employer contribution was equal to 50% of the first 3% deferred by eligible participants. During 2018, 2017 and 2016, the Company recognized matching contribution expense of approximately $1,224,000, $690,000 and $254,000, respectively.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

(12)	Related Party Transactions

The Company conducts transactions with directors and executive officers, including companies in which they have a beneficial interest, in the normal course of business. It is the Company’s policy to comply with federal regulations that require loan and deposit transactions with directors and executive officers to be entered into on substantially the same terms as those prevailing at the time for comparable loans made to and deposits received from other persons. At December 31, 2018 and 2017, deposits from directors, executive officers and their related interests aggregated approximately $32,872,000 and $37,983,000, respectively. These deposits were taken in the normal course of business at market interest rates. The following is a summary of activity for related party loans for 2018:

Balance at December 31, 2017	$14,504
New loans	7,130
Repayments	(4,449)
Changes in related parties	(1,494)

Balance at December 31, 2018	$15,691

(13)	Shareholders’ Equity

On June 12, 2017, the Company sold 960,000 shares of the Company’s common stock at $37.00 per share in an underwritten public offering. The underwriters had an option to purchase an additional 144,000 shares, which they exercised. In total, the Company sold 1,104,000 shares and raised approximately $38.7 million, net of offering expenses.

(14)	Regulatory Matters

Banking regulations limit the amount of dividends that the Bank may pay without prior approval of the applicable regulatory authorities. These restrictions are based on the Bank’s level of regulatory classified assets, prior years’ net earnings, and ratio of equity capital to total assets. The Bank is currently allowed to pay dividends to the Company, subject to safety and soundness requirements and other limitations imposed by law and federal regulatory authorities.

The Company and the Bank are subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the financial statements. Under the regulatory framework for capital adequacy and prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items, as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

In July 2013, the Federal Reserve and the OCC issued final rules implementing the Basel III regulatory capital framework, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. The final rules took effect for the Company and the Bank on January 1, 2015, subject to a transition period for certain parts of the rules. The rules revise the minimum capital requirements and adjust the prompt corrective action thresholds applicable to financial institutions under the agencies’ jurisdiction. The rules revise the regulatory capital elements, add a new common equity Tier 1 capital ratio, increase the minimum Tier 1 capital ratio requirements and implement a new capital conservation buffer. The rules also permit certain banking organizations to retain, through a one-time election, the existing treatment for accumulated other comprehensive income. The Company and the Bank have made the election to retain the existing treatment for accumulated other comprehensive income.

The rules are intended to provide an additional measure of a bank’s capital adequacy by assigning weighted levels of risk to asset categories. Banks are also required to systematically maintain capital against such “off-balance sheet” activities as loans sold with recourse, loan commitments, guarantees and standby letters of credit. These guidelines are intended to strengthen the quality of capital by increasing the emphasis on common equity and restricting the amount of loan loss reserves and other forms of equity, such as preferred stock, that may be included in capital. Certain items, such as goodwill and other intangible assets, are deducted from total capital in arriving at the various regulatory capital measures, such as common equity Tier 1 capital, Tier 1 capital and total risk-based capital.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

As of December 31, 2018 and 2017, the Bank was well-capitalized under the regulatory framework for prompt corrective action. Under the current regulatory guidelines, banks must meet minimum capital adequacy levels based on both total assets and risk-adjusted assets. All banks are required to maintain a minimum ratio of total capital to risk-weighted assets of 8%, a minimum ratio of Tier 1 capital to risk-weighted assets of 6%, a minimum ratio of common equity Tier 1 capital to risk-weighted assets of 4.5%, and a minimum ratio of Tier 1 capital to average assets (leverage ratio) of 4%. Adherence to these guidelines has not had an adverse impact on the Bank. As of January 1, 2016, an additional capital conservation buffer was added to the minimum requirements for capital adequacy purposes and is subject to a three-year phase-in period. The capital conservation buffer will be fully phased-in on January 1, 2019 at 2.5%. A banking organization with a conservation buffer of less than 2.5% (or the required phase-in amount in years prior to 2019) will be subject to limitations on capital distributions, including dividend payments and certain discretionary bonus payments to executive officers. The ratios for the Company and Bank are currently sufficient to satisfy the fully phased-in conservation buffer.

The actual year-end capital amounts (in thousands) and ratios of the Company and Bank are presented in the table below.

(Dollars in thousands)	Actual		For Capital Adequacy Purposes		To Be Well-Capitalized Under Prompt Corrective Action Provisions
As of December 31, 2018	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total Capital (to Risk-Weighted Assets)
NCC	$479,002	14.82%	$258,621	8.00%	N/A	N/A
NBC	$456,718	14.13%	$258,528	8.00%	$323,159	10.00%
Tier 1 Capital (to Risk-Weighted Assets)
NCC	$423,415	13.10%	$193,966	6.00%	N/A	N/A
NBC	$438,366	13.57%	$193,896	6.00%	$258,528	8.00%
Common Equity Tier 1 Capital (to Risk-Weighted Assets)
NCC	$423,415	13.10%	$145,474	4.50%	N/A	N/A
NBC	$438,366	13.57%	$145,422	4.50%	$210,054	6.50%
Tier 1 Capital (to Average Assets)
NCC	$423,415	10.87%	$155,877	4.00%	N/A	N/A
NBC	$438,366	11.26%	$155,690	4.00%	$194,613	5.00%
As of December 31, 2017
Total Capital (to Risk-Weighted Assets)
NCC	$311,225	14.37%	$173,301	8.00%	N/A	N/A
NBC	$273,012	12.61%	$173,243	8.00%	$220,680	10.00%
Tier 1 Capital (to Risk-Weighted Assets)
NCC	$271,687	12.54%	$129,975	6.00%	N/A	N/A
NBC	$258,027	11.92%	$129,932	6.00%	$176,543	8.00%
Common Equity Tier 1 Capital (to Risk-Weighted Assets)
NCC	$271,687	12.54%	$97,482	4.50%	N/A	N/A
NBC	$258,027	11.92%	$97,449	4.50%	$143,442	6.50%
Tier 1 Capital (to Average Assets)
NCC	$271,687	10.89%	$99,786	4.00%	N/A	N/A
NBC	$258,027	10.36%	$99,630	4.00%	$124,538	5.00%

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

(15)	Fair Value Measurements and Disclosures

The Company utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures.  Securities available-for-sale and derivative financial instruments are recorded at fair value on a recurring basis.  Additionally, from time to time, the Company may be required to record at fair value other assets on a nonrecurring basis, such as impaired loans and other real estate and repossessed assets. These nonrecurring fair value adjustments typically involve application of the lower of cost or market accounting or write-downs of individual assets.

Fair Value Hierarchy

The Company groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.  These levels are:

Level 1 – Valuation is based on quoted prices for identical instruments traded in active markets.

Level 2 –  Valuation is based on quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3 – Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability.  Valuation techniques include the use of option pricing models, discounted cash flow models and similar techniques.

The following is a description of valuation methodologies used for assets and liabilities recorded or disclosed at fair value.

Cash and Cash Equivalents

For disclosure purposes, for cash, due from banks, interest-bearing deposits and federal funds sold, the carrying amount is a reasonable estimate of fair value.

Investment Securities

Securities available-for-sale are recorded at fair value on a recurring basis.  Fair value measurements are based on quoted prices, if available.  If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques, such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors, including credit assumptions.  Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange or Nasdaq, and U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter market funds.  Level 2 securities include mortgage-backed securities issued by government-sponsored enterprises, municipal bonds and other asset-backed securities.  Securities classified as Level 3 include asset-backed securities in less liquid markets.

The fair value of securities held-to-maturity is estimated using the same measurement techniques as securities available-for-sale.

Other Investments

For disclosure purposes, the carrying amount of other investments approximates their fair value.

Loans

The Company does not record loans at fair value on a recurring basis.  However, if a loan is considered impaired, then an allowance for loan losses is established.  Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired.  Once a loan is identified as individually impaired, management measures impairment using one of three methods, based on collateral value, market value of similar debt or discounted cash flows.  Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans.  At December 31, 2018 and 2017, impaired loans were evaluated based on the fair value of the collateral.  Impaired loans for which an allowance is established based on the fair value of collateral, or loans that are charged down according to the fair value of collateral, require classification in the fair value hierarchy.  When the fair value of the collateral is based on an observable market price, the Company records the impaired loan as nonrecurring Level 2.  When the fair value is based on an appraised value, the Company records the impaired loan as nonrecurring Level 3.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

For disclosure purposes, the fair value of fixed-rate loans is estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings. For variable-rate loans, the carrying amount is a reasonable estimate of fair value.

Mortgage Loans Held-for-Sale

The fair value of committed mortgage loans held-for-sale is determined by outstanding commitments from investors, and the fair value of uncommitted loans is based on the current delivery prices in the secondary mortgage market.

Bank-Owned Life Insurance

For disclosure purposes, the fair value of the cash surrender value of life insurance policies is equivalent to the carrying value.

Other Real Estate

Other real estate properties are adjusted to fair value upon transfer of the loans to other real estate.  Subsequently, other real estate assets are carried at the net realizable value.  This value is based on independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral.  When the fair value of the collateral is based on an observable market price, the Company records the other real estate as nonrecurring Level 2.  When fair value is based on an appraised value or management’s estimate of value, the Company records the other real estate or repossessed asset as nonrecurring Level 3.

Deposits

For disclosure purposes, the fair value of demand deposits, NOW and money market accounts and savings accounts is the amount payable on demand at the reporting date. The fair value of fixed-rate maturity certificates of deposit is estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities.

Federal Home Loan Bank Advances

For disclosure purposes, the fair value of the FHLB advances is based on the quoted value for similar remaining maturities provided by the FHLB.

Subordinated Debt

For disclosure purposes, the fair value of our fixed-rate subordinated debt is estimated using a discounted cash flow model that utilizes current market interest rates on borrowings with a similar maturity.

Derivative Financial Instruments

Derivative financial instruments are recorded at fair value on a recurring basis.  The valuation of the Company’s derivative financial instruments is determined using widely accepted valuation techniques, including discounted cash flow analysis on the expected cash flows of the derivative. This analysis reflects the contractual terms of the derivative, including the period to maturity, and uses observable market-based inputs, including interest rate curves and implied volatilities. The fair value of the interest rate swaps is determined using the market standard methodology of netting the discounted future fixed cash receipts and the discounted expected variable cash payments. The variable cash payments are based on an expectation of future interest rates (forward curves derived from observable market interest rate curves).

The Company incorporates credit valuation adjustments to appropriately reflect both its own nonperformance risk and the respective counterparty’s nonperformance risk in the fair value measurements. In adjusting the fair value of its derivative contracts for the effect of nonperformance risk, the Company has considered the impact of netting any applicable credit enhancements, such as collateral postings, thresholds, mutual puts and guarantees.

Although the Company has determined that the majority of the inputs used to value its derivatives fall within Level 2 of the fair value hierarchy, the credit valuation adjustments associated with its derivatives utilize Level 3 inputs, such as estimates of current credit spreads, to evaluate the likelihood of default by the Company or the counterparty. However, as of December 31, 2018 and 2017, the Company has assessed the significance of the impact of the credit valuation adjustments on the overall valuation of its derivative positions and has determined that the credit valuation adjustment is not significant to the overall valuation of its derivatives. As a result, the Company has determined that its derivative valuations are classified in Level 2 of the fair value hierarchy.

Commitments to Extend Credit and Standby Letters of Credit

Because commitments to extend credit and standby letters of credit are generally short-term and made using variable rates, the carrying value and estimated fair value associated with these instruments are immaterial.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

Assets and Liabilities Recorded at Fair Value on a Recurring Basis

The table below presents the recorded amount of assets and liabilities measured at fair value on a recurring basis as of December 31, 2018 and 2017.

December 31, 2018	Level 1	Level 2	Level 3	Total
U.S. government agency obligations	$-	2,780	-	2,780
Residential mortgage-backed securities	-	139,958	-	139,958
Other commercial mortgage-backed securities	-	3,830	-	3,830
Municipal securities	-	2,423	-	2,423
Other asset-backed securities	-	38,525	-	38,525
Total investment securities available-for-sale	$-	187,516	-	187,516
Mortgage loans held-for-sale	$-	15,031	-	15,031
Derivative assets	$-	678	-	678
Derivative liabilities	$-	489	-	489

December 31, 2017	Level 1	Level 2	Level 3	Total
U.S. government agency obligations	$-	3,264	-	3,264
Residential mortgage-backed securities	-	39,244	-	39,244
Other commercial mortgage-backed securities	-	3,924	-	3,924
Municipal securities	-	3,265	-	3,265
Other asset-backed securities	-	36,137	-	36,137
Total investment securities available-for-sale	-	85,834	-	85,834
Mortgage loans held-for-sale	$-	29,191	-	29,191
Derivative assets	$-	720	-	720
Derivative liabilities	$-	352	-	352

Assets Recorded at Fair Value on a Nonrecurring Basis

The Company may be required, from time to time, to measure certain assets at fair value on a nonrecurring basis in accordance with GAAP.  These include assets that are measured at the lower of cost or market that were recognized at fair value below cost at the end of the period.  Assets measured at fair value on a nonrecurring basis are included in the table below as of December 31, 2018 and 2017.

December 31, 2018	Level 1	Level 2	Level 3	Total
Other real estate	$-	-	974	974
Non-accrual loans	-	-	10,419	10,419

December 31, 2017	Level 1	Level 2	Level 3	Total
Other real estate	$-	-	1,094	1,094
Non-accrual loans	-	-	2,698	2,698

The inputs used to determine the fair value of other real estate include market conditions, estimated holding period, underlying collateral characteristics and discount rates. The inputs used to determine the fair value of impaired loans include market conditions, loan term, estimated holding period, underlying collateral characteristics and discount rates.

For the years ended December 31, 2018 and 2017, there was no change in the methods and significant inputs used to estimate fair value.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

The following table shows the significant unobservable inputs used in the fair value measurement of Level 3 assets.

December 31, 2018	Fair Value	Valuation Technique	Unobservable Inputs	Range of Discounts			Weighted Average Discounts
Other real estate	$974	Third party appraisals, sales contracts, broker price opinions	Collateral discounts and estimated costs to sell	57%	-	58%	57%
Non-accrual loans	10,419	Third party appraisals and discounted cash flows	Collateral discounts and discount rates	0%	-	100%	18%

December 31, 2017
Other real estate	$1,094	Third party appraisals, sales contracts, broker price opinions	Collateral discounts and estimated costs to sell	9%	-	57%	48%
Non-accrual loans	2,698	Third party appraisals and discounted cash flows	Collateral discounts and discount rates	0%	-	100%	33%

The carrying amounts and estimated fair values of the Company’s financial instruments at December 31, 2018 and 2017 were as follows:

	Carrying	Estimated Fair Value
December 31, 2018	Amount	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$217,130	217,130	-	-
Investment securities held-to-maturity	25,045	-	24,821	-
Investment securities available-for-sale	187,516	-	187,516	-
Other investments	16,946	-	16,946	-
Loans, net	3,299,789	-	3,296,334	10,419
Mortgage loans held-for-sale	15,031	-	15,031	-
Bank-owned life insurance	55,114	-	55,114	-
Derivative assets	678	-	678	-

Liabilities:
Deposits	3,432,289	-	3,211,374	-
Federal Home Loan Bank advances and other borrowings	20,851	-	20,855	-
Subordinated debt	37,235	-	36,359	-
Derivative liabilities	489	-	489	-

	Carrying	Estimated Fair Value
December 31, 2017	Amount	Level 1	Level 2	Level 3
Assets:
Cash and cash equivalents	$235,288	235,288	-	-
Investment securities held-to-maturity	25,562	-	25,932	-
Investment securities available-for-sale	85,834	-	85,834	-
Other investments	11,350	-	11,350	-
Loans, net	2,123,073	-	2,117,065	2,698
Mortgage loans held-for-sale	29,191	-	29,191	-
Bank-owned life insurance	31,584	-	31,584	-
Derivative assets	720	-	720	-

Liabilities:
Deposits	2,285,831	-	2,156,600	-
Federal Home Loan Bank advances	7,000	-	7,089	-
Subordinated debt	24,553	-	23,709	-
Derivative liabilities	352	-	352	-

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

Limitations

Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company’s financial instruments, fair value estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

Fair value estimates are based on existing on- and off-balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include mortgage banking operations, deferred income taxes, and premises and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

(16)	National Commerce Corporation (Parent Company Only) Financial Information

Balance Sheets

	As of December 31,
	2018	2017
Assets
Cash and due from banks	$14,612	33,355
Investment in subsidiaries	713,828	387,830
Other assets	6,118	3,554
Total assets	$734,558	424,739

Liabilities and Shareholders' Equity
Other liabilities	$265	228
Subordinated debt	37,235	24,553
Total liabilities	37,500	24,781

Commitments and contingencies

Shareholders' equity:
Common stock	208	148
Additional paid-in capital	604,965	347,999
Retained earnings	86,433	43,989
Accumulated other comprehensive (loss) income	(2,203)	474
Total shareholders' equity attributable to National Commerce Corporation	689,403	392,610
Noncontrolling interest	7,655	7,348
Total shareholders' equity	697,058	399,958
Total liabilities and shareholders' equity	$734,558	424,739

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

Statements of Earnings

	For the Years Ended December 31,
	2018	2017	2016
Dividend from subsidiaries	$900	850	-
Other expense	4,746	2,907	1,314
Interest expense	1,921	1,553	960
Total expenses	6,667	4,460	2,274
Loss before equity in undistributed earnings of subsidiaries	(5,767)	(3,610)	(2,274)
Equity in undistributed earnings of subsidiaries	45,966	22,259	19,351
Income tax benefit	2,245	1,419	776
Net earnings	$42,444	20,068	17,853

Statements of Cash Flows

	For the Years Ended December 31,
	2018	2017	2016
Cash flows from operating activities:
Net earnings	$42,444	20,068	17,853
Adjustments to reconcile net earnings to net cash used by operating activities:
Equity in earnings of subsidiaries	(45,966)	(22,259)	(19,351)
Deferred income tax expense (benefit)	(334)	451	(75)
Share-based expense	488	333	224
Change in other assets	1,536	(231)	(393)
Change in other liabilities	(2,216)	(897)	351
Net cash used by operating activities	(4,048)	(2,535)	(1,391)

Cash flows from investing activities:
Capital injection in subsidiaries	-	(26,000)	(5,000)
Cash paid in acquisition (including offering expenses)	(16,855)	(5,974)	-
Net cash used by investing activities	(16,855)	(31,974)	(5,000)

Cash flows from financing activities:
Proceeds from stock offerings	-	38,806	-
Stock offering expenses	-	(103)	-
Issuance of subordinated debt	-	-	25,000
Debt offering expenses	-	-	(533)
Proceeds from exercise of stock options and warrants	2,160	2,813	1,263
Net cash provided by financing activities	2,160	41,516	25,730
Net change in cash	(18,743)	7,007	19,339
Cash at beginning of year	33,355	26,348	7,009
Cash at end of year	$14,612	33,355	26,348

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

(17)	Segment Reporting

The Company’s three reportable segments represent distinct product lines and are viewed separately for strategic planning purposes and internal reporting. The following table is a reconciliation of the reportable segment revenues, expenses and profit to the Company’s consolidated totals.

	Retail and
	Commercial	Mortgage	Receivables	Elimination
	Banking	Division (1)	Factoring	Entries (2)	Total
For the Twelve Months Ended December 31, 2018
Interest income	$156,939	834	19,194	(5,309)	171,658
Interest expense	20,962	475	5,309	(5,309)	21,437
Net interest income	135,977	359	13,885	-	150,221
Provision for loan and lease losses	4,379	-	344	-	4,723
Noninterest income	7,495	11,727	59	-	19,281
Noninterest expense	87,301	11,726	8,048	-	107,075
Net earnings before tax and noncontrolling interest	51,792	360	5,552	-	57,704
Income tax expense	11,895	94	802	-	12,791
Noncontrolling interest	-	-	(2,469)	-	(2,469)
Net earnings attributable to National Commerce Corporation	$39,897	266	2,281	-	42,444

Total assets as of December 31, 2018	$3,933,351	15,031	146,697	110,409	4,205,488
For the Twelve Months Ended December 31, 2017
Interest income	$97,471	679	15,126	(3,485)	109,791
Interest expense	10,056	311	3,485	(3,485)	10,367
Net interest income	87,415	368	11,641	-	99,424
Provision for loan and lease losses	2,799	-	1,095	-	3,894
Noninterest income	6,177	13,386	148	-	19,711
Noninterest expense	52,930	13,798	6,467	-	73,195
Net earnings before tax and noncontrolling interest	37,863	(44)	4,227	-	42,046
Income tax expense	19,206	(17)	882	-	20,071
Noncontrolling interest	-	-	(1,907)	-	(1,907)
Net earnings attributable to National Commerce Corporation	$18,657	(27)	1,438	-	20,068

Total assets as of December 31, 2017	$2,673,020	29,191	139,130	(103,665)	2,737,676
For the Twelve Months Ended December 31, 2016
Interest income	$64,256	489	11,762	(1,944)	74,563
Interest expense	7,181	200	1,944	(1,944)	7,381
Net interest income	57,075	289	9,818	-	67,182
Provision for loan and lease losses	2,325	-	923	-	3,248
Noninterest income	5,848	8,039	69	-	13,956
Noninterest expense	37,280	6,604	5,195	-	49,079
Net earnings before tax and noncontrolling interest	23,318	1,724	3,769	-	28,811
Income tax expense	7,901	655	838	-	9,394
Noncontrolling interest	-	-	(1,564)	-	(1,564)
Net earnings attributable to National Commerce Corporation	$15,417	1,069	1,367	-	17,853

Total assets as of December 31, 2016	$1,903,602	15,373	105,812	(74,003)	1,950,784

(1)	Noninterest income for the mortgage division segment includes intercompany income allocation.
(2)

Entry to remove intercompany interest allocated to the receivables factoring segment. For segment reporting purposes, the Company allocates funding costs to the receivables factoring segment at the federal funds rate plus 2.50%.

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

(18)	Goodwill and Intangible Assets

Goodwill

During 2018, the Company recorded initial goodwill of $51,347,000, $56,486,000 and $28,549,000 associated with the acquisitions of FirstAtlantic, Landmark and Premier, respectively. During 2017, the Company recorded initial goodwill of $47,901,000 and $14,722,000 associated with the acquisitions of Private Bancshares and Patriot Bank, respectively.

Changes to the carrying amount of goodwill during 2018 and 2017 are provided in the following table.

Balance, December 31, 2016	$50,771
Acquisition of Private Bancshares, Inc.	47,901
Acquisition of Patriot Bank	14,722
Balance, December 31, 2017	$113,394
Adjustments to goodwill	36
Acquisition of FirstAtlantic Financial Holdings, Inc.	51,347
Acquisition of Premier Community Bank of Florida	28,549
Acquisition of Landmark Bancshares, Inc.	56,486
Balance, December 31, 2018	$249,812

The adjustments to goodwill during 2018 resulted from the recognition of liabilities that existed as of the date on which the Company acquired Patriot but were not recorded. The adjustments were made following the Company’s review of additional information that existed at the time of acquisition that affected the recorded fair value of certain assets and liabilities. Net of deferred taxes, the adjustment resulted in a $36,000 increase to the amount of goodwill initially recorded in the Company’s acquisition of Patriot.

These adjustments to goodwill had no impact on net earnings or shareholders’ equity of the Company during 2018.

Intangible Assets

During 2018, in addition to the goodwill recorded for FirstAtlantic, Landmark and Premier, the Company recorded core deposit intangible assets of $6,251,000, $8,414,000 and $3,500,000, respectively. During 2017, in addition to the goodwill recorded for Private Bancshares and Patriot Bank, the Company recorded core deposit intangible assets of $2,979,000 and $899,000, respectively. The core deposit intangible asset for each acquisition will be amortized using an accelerated method over seven years. The aggregate amount of amortization expense for intangible assets during 2018, 2017 and 2016 was $4,249,000, $1,455,000 and $756,000, respectively.

A summary of core deposit intangible assets as of December 31, 2018 and 2017 is set forth below.

	December 31, 2018	December 31, 2017
Gross carrying amount	$25,359	7,193
Less: accumulated amortization	(6,987)	(2,738)
Net carrying amount	$18,372	4,455

The estimated amortization expense for each of the next five years is as follows:

2019	$5,245
2020	4,340
2021	3,416
2022	2,528
2023	1,695
Thereafter	1,148
Total amortization expense	$18,372

NATIONAL COMMERCE CORPORATION

Notes to Consolidated Financial Statements, continued

(amounts in tables in thousands, except share and per share data)

(19)	Subordinated Debt

On May 19, 2016, the Company completed the underwritten public offering of $25 million of its unsecured 6.0% Fixed-to-Floating Rate Subordinated Notes due June 1, 2026 (the “Notes”). The Notes bear interest at a fixed rate of 6.0% per year, from, and including, May 19, 2016, to, but excluding, June 1, 2021. On June 1, 2021, the Notes convert to a floating rate equal to three-month LIBOR plus 479 basis points. The Notes may be redeemed by the Company after June 1, 2021. The Company incurred expenses associated with the offering totaling $533 thousand.

The Company assumed $13.0 million of unsecured 6.5% Fixed-to-Floating Rate Subordinated Notes due June 30, 2027 (the “Landmark Notes’) in the Landmark acquisition. The Landmark Notes bear interest at a fixed rate of 6.5% per year, to, but excluding, June 30, 2022. On June 30, 2022, the Landmark Notes convert to a floating rate equal to three-month LIBOR plus 467 basis points.

Selected Quarterly Financial Data (Unaudited)

Statement of Income Data

	2018 Quarter Ended
(Dollars in thousands, except per share information)	December 31,	September 30,	June 30,	March 31,
Interest income	$51,430	46,195	37,713	36,320
Interest expense	7,533	6,174	4,310	3,420
Net interest income	43,897	40,021	33,403	32,900
Provision for loan losses	1,548	1,001	856	1,318
Gain on sale of securities	-	-	2	191
Other noninterest income	5,130	4,768	4,673	4,517
Other noninterest expense (1)	33,385	27,096	22,619	23,975
Income before income taxes	14,094	16,692	14,603	12,315
Income tax expense	2,672	4,040	3,303	2,776
Net income before minority interest	11,422	12,652	11,300	9,539
Net income attributable to minority interest	721	676	616	456
Net income to common shareholders	10,701	11,976	10,684	9,083
Net earnings per share	$0.52	0.60	0.62	0.53
Diluted net earnings per share	0.51	0.59	0.61	0.52

(1)	Includes merger/conversion-related expenses of $2.8 million, $897 thousand, $542 thousand, and $2.3 million for the quarters ended December 31, September 30, June 30, and March 31, 2018, respectively.

Statement of Income Data

	2017 Quarter Ended
(Dollars in thousands, except per share information)	December 31,	September 30,	June 30,	March 31,
Interest income	$30,224	28,202	26,466	24,899
Interest expense	2,824	2,561	2,513	2,469
Net interest income	27,400	25,641	23,953	22,430
Provision for loan losses	1,478	1,105	1,155	156
(Loss) gain on sale of securities	(119)	-	28	-
Other noninterest income	4,984	4,630	5,072	5,440
Other noninterest expense (1)	19,250	18,071	17,737	18,461
Income before income taxes	11,537	11,095	10,161	9,253
Income tax expense (2)	10,121	3,828	3,281	2,841
Net income before minority interest	1,416	7,267	6,880	6,412
Net income attributable to minority interest	413	570	431	493
Net income to common shareholders	1,003	6,697	6,449	5,919
Net earnings per share	$0.07	0.47	0.49	0.46
Diluted net earnings per share	0.07	0.46	0.48	0.45

(1)

Includes merger/conversion-related expenses of $1.2 million, $417 thousand, $344 thousand, and $387 thousand for the quarters ended December 31, September 30, June 30, and March 31, 2017, respectively.

(2)	The quarter ended December 31, 2017 includes $6.2 million of expense related to the deferred tax write-down related to the 2017 Tax Cuts and Jobs Act.